Filed Pursuant to Rule 424(b)(5)

 Registration No. 333-170140

PROSPECTUS SUPPLEMENT NO. 4

(To Prospectus dated October 26, 2010)

SENESCO TECHNOLOGIES, INC.

30,000,000 Units Consisting of

30,000,000 Shares of Common Stock and
Warrants to Purchase 30,000,000 Shares of Common Stock

We are offering for sale 30,000,000 units consisting of 30,000,000 shares of our common stock, par value $0.01 per share, and warrants to purchase 30,000,000 shares of our common stock, pursuant to this prospectus supplement; provided, however, we are not registering the 30,000,000 shares of common stock issuable upon exercise of the warrants. For each share of common stock, a warrant to purchase one share of common stock will also be issued. The warrants will be exercisable on or after the date that is one year and one day following the issuance date and will be exercisable on or before the fifth anniversary of the issuance date at an exercise price of $0.12 per share of common stock. Each unit will be sold at a negotiated price of $0.10 per unit. We estimate that the net proceeds we will receive from this offering, excluding proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $2,900,000, after deducting estimated offering expenses.

Our common stock is quoted on the OTCQB Marketplace, operated by the OTC Markets Group, or OTCQB, under the symbol “SNTI.” The last reported sale price of our common stock on the OTCQB on January 3, 2013 was $0.1355 per share. The aggregate market value of our outstanding common stock was approximately $21,619,161, based on 116,975,283 shares of outstanding common stock, of which 18,706,369 shares are held by affiliates, at a price of $0.22 per share, which was the last reported sale price of our common stock on the OTCQB on November 5, 2012. We have sold $7,050,932 of securities, including the securities registered on this prospectus supplement, pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

We intend to use $600,000 of the net proceeds from this offering for investor relations purposes and the remainder of the net proceeds, together with cash on hand, for general corporate purposes which may include research and development, sales and marketing, general administrative expenses, working capital, capital expenditures and future acquisitions. We may invest the net proceeds temporarily until we use them for their stated purpose. One should read this prospectus supplement and any amendment or supplement hereto together with the additional information about us described in the accompanying prospectus under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks that we have described in this prospectus supplement under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as amended, both as filed with the Securities and Exchange Commission, or SEC, which are incorporated herein by reference in their entirety.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 4, 2013.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

You should rely on the information contained in the prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from and in addition to that contained in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed incorporated by reference herein or therein. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-170140) that we filed with the Securities and Exchange Commission, or the SEC, and that was declared effective on November 9, 2010. This prospectus supplement describes the specific details regarding this offering, including calculation of the price, the amount of common stock and warrants being offered and the risks of investing in our securities. The accompanying prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. If information in this prospectus supplement or any of the documents incorporated by reference into this prospectus supplement, as the case may be, is inconsistent with the accompanying prospectus or any of the documents incorporated by reference into the accompanying prospectus, you should rely on this prospectus supplement or any of the documents incorporated by reference into this prospectus supplement, as the case may be. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the accompanying prospectus in the section entitled “Where You Can Find Additional Information.” The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the SEC may automatically update and supersede this information. In this prospectus supplement and any amendment or supplement hereto, unless otherwise indicated, the terms “Senesco”, the “Company”, “we”, “us” or “our” refer and relate to Senesco Technologies, Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and in the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words “may”, “intends”, “plans”, “believes”, “anticipates” or “expects” or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In particular, our statements regarding the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance are examples of such forward-looking statements.  The forward-looking statements include risks and uncertainties, including, but not limited to, our limited operating history, our  need for additional capital to fund our operations until we are able to generate a profit, the current economic environment, our dependence on a single principal technology, our outsourcing of our research and development activities, our significant future capital needs, our dependence on our patents and proprietary rights and the enforcement of these rights, the potential for our competitors or third parties to allege that we are infringing upon their intellectual property rights, the potential that our security measures may not adequately protect our unpatented technology, potential difficulty in managing our growth and expanding our operations, our lack of marketing or sales history and dependence on third-party marketing partners, our potential future dependence on joint ventures and strategic alliances to develop and market our technology, the intense competition in the human health and agricultural biotechnology industries, the various government regulations that our business is subject to, the potential that our preclinical studies and clinical trials of our human health applications may be unsuccessful, any inability to license from third parties their proprietary technologies or processes which we use in connection with the development of our technology, the length, expense and uncertainty associated with  clinical trials for our human health technology, the potential that, even if we receive regulatory approval, consumers may not accept products containing our technology, our dependence on key personnel, the potential that certain provisions of our charter, by-laws and Delaware law could make a takeover difficult, increasing political and social turmoil, the potential that our management and other affiliates, due to their significant control of our common stock have the ability to significantly influence our actions, the potential that a significant portion of our total outstanding shares of common stock may be sold in the market in the near future, the limited trading market of our common stock, fluctuations in the market price of our common stock, our dividend policy and potential for our stockholders to be diluted.

The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

•	the risk factors contained in any prospectus supplement under the caption “Risk Factors”;
•	our most recent annual report on Form 10-K, as amended, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
•	our quarterly reports on Form 10-Q; and
•	our other SEC filings.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus, the date of any prospectus supplement or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the documents incorporated by reference in the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Overview

Senesco Technologies, Inc., a Delaware corporation, is a development stage company. We do not expect to generate significant revenues for several years, during which time we will engage in significant research and development efforts. Our human therapeutic research program, which has consisted of clinical, pre-clinical in-vitro and in-vivo experiments designed to assess the role and method of action of the Factor 5A genes in human diseases, is performed by approximately 12 third party researchers at our direction, at the University of Waterloo and other commercial research facilities. We have developed a therapeutic candidate, SNS01-T, for the potential treatment of multiple myeloma. We have also been granted orphan drug status for SNS01-T by the FDA for the potential treatment of multiple myeloma, diffuse large B-cell lymphoma (“DLBCL”) and mantle cell lymphoma (“MCL”). We initiated a Phase 1b/2a clinical study with SNS01-T for treatment of multiple myeloma in September 2011 and have recently expanded it to include treatment for DLBCL and MCL. We are currently treating patients under this clinical study at Mayo Clinic, the Randolf Cancer Center at West Virginia University, the University of Arkansas for Medical Sciences and have recently added Hackensack University Medical Center as another site. We may consider other human diseases in order to determine the role of Factor 5A and SNS01-T.

Additionally, we have nine active agricultural license agreements to develop and commercialize our technology in banana plants, corn, soy, cotton, rice, canola, trees, alfalfa, and turf grass. The licenses provide for upfront payments, milestone payments and royalty payments to us upon commercial introduction.

Consistent with our commercialization strategy, we may license our technology for human health applications or for additional crops, as the opportunities may arise, that may result in additional license fees, revenues from contract research and other related revenues. Successful future operations will depend on our and our partners’ ability to transform our research and development activities into a commercially feasible technology.

Corporate Information

We were incorporated in Delaware in 1999. Our principal business address is 721 Route 202/206, Suite 130, Bridgewater, New Jersey 08807. We maintain a website at www.senesco.com (this is not a hyperlink; you must visit this website through your Internet browser). Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement or the accompanying prospectus.

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s Website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to jbrooks@senesco.com or contact Joel P. Brooks, our Chief Financial Officer, Treasurer and Secretary at 721 Route 202/206, Suite 130, Bridgewater, New Jersey 08807, or at (908) 864-4444.

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THE OFFERING

Common stock offered by us	30,000,000 shares

Common stock to be outstanding after this offering	30,000,000 shares

Warrants we are offering	Warrants to purchase up to 30,000,000 shares of common stock. For each share of common stock, a warrant to purchase one share of common stock will also be issued. The warrants will be exercisable on or after the date that is one year and one day following the issuance date and will be exercisable on or before the fifth anniversary of the issuance date at an exercise price of $0.12 per share of common stock. We are not registering the 30,000,000 shares of common stock issuable upon exercise of the warrants.

Use of proceeds	We intend to use $600,000 of the net proceeds from this offering for investor relations purposes and the remainder for general corporate purposes which may include research and development, sales and marketing, general administrative expenses, working capital, capital expenditures and future acquisitions. We may invest the net proceeds temporarily until we use them for their stated purpose. See “Use of Proceeds” on page S-18.

OTCQB symbol	“SNTI”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should consider carefully before making an investment decision.

The calculations above are based upon 116,975,283 shares of common stock outstanding as of January 3, 2014 and exclude:

•	3,826,923 shares of common stock issuable upon the conversion of 995 shares of convertible preferred stock;
•	31,897,277 shares of common stock underlying outstanding warrants;
•	21,174,002 shares of common stock underlying options issued; and
•	6,030,358 shares of common stock underlying options reserved but unissued.

Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of securities offered hereunder.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including from our most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q. The following risks are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with the SEC, which will be incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Related to Our Business

Recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern and we may not be able to continue as a going concern.

Our recurring losses from operations and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern and as a result, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended June 30, 2012 and our unaudited consolidated financial statements for the fiscal quarter ended September 30, 2012 with respect to this uncertainty. Substantial doubt about our ability to continue as a going concern may create negative reactions to the price of the common shares of our stock and we may have a more difficult time obtaining financing.

We have prepared our financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should we be unable to continue in existence.

We have a limited operating history and have incurred substantial losses and expect to incur future losses.

We are a development stage biotechnology company with a limited operating history and limited assets and capital. We have incurred losses each year since inception and had an accumulated deficit of $70,149,918 at September 30, 2012. We have generated minimal revenues by licensing our technology for certain crops to companies willing to share in our development costs. In addition, our technology may not be ready for commercialization for several years. We expect to continue to incur losses for the next several years because we anticipate that our expenditures on research and development and administrative activities will significantly exceed our revenues during that period. We cannot predict when, if ever, we will become profitable.

We will need additional capital to fund our operations until we are able to generate a profit.

Our operations to date have required significant cash expenditures. Our future capital requirements will depend on the results of our research and development activities, preclinical and clinical studies, and competitive and technological advances.

We will need to obtain more funding in the future through collaborations or other arrangements with research institutions and corporate partners, or public and private offerings of our securities, including debt or equity financing. We may not be able to obtain adequate funds for our operations from these sources when needed or on acceptable terms. Future collaborations or similar arrangements may require us to license valuable intellectual property to, or to share substantial economic benefits with, our collaborators. If we raise additional capital by issuing additional equity or securities convertible into equity, our stockholders may experience dilution and our share price may decline. Any debt financing may result in restrictions on our spending.

If we are unable to raise additional funds, we will need to do one or more of the following:

•	delay, scale-back or eliminate some or all of our research and product development programs;

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•	provide licenses to third parties to develop and commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves;
•	seek strategic alliances or business combinations;
•	attempt to sell our company;
•	cease operations; or
•	declare bankruptcy.

Prior to giving effect to the net proceeds of this offering, we believe that at the projected rate of spending we should have sufficient cash to maintain our present operations through January 2013. However, we have the ability to utilize our unused line of credit and, if necessary, delay certain costs which would provide us with sufficient cash to maintain our present operations through March 2013. After giving effect to the net proceeds of this offering, we will have sufficient cash to maintain our present operations through June 30, 2013.

We may be adversely affected by the current economic environment.

Our ability to obtain financing, invest in and grow our business, and meet our financial obligations depends on our operating and financial performance, which in turn is subject to numerous factors. In addition to factors specific to our business, prevailing economic conditions and financial, business and other factors beyond our control can also affect our business and ability to raise capital. We cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Materials necessary to manufacture some of our compounds currently under development may not be available on commercially reasonable terms, or at all, which may delay our development and commercialization of these compounds.

Some of the materials necessary for the manufacture of our compounds under development may, from time to time, be available either in limited quantities, or from a limited number of manufacturers, or both. Our contract manufacturers need to obtain these materials for our clinical trials and, potentially, for commercial distribution when and if we obtain marketing approval for these compounds. Suppliers may not sell us these materials at the time we need them or on commercially reasonable terms. If we are unable to obtain the materials needed to conduct our clinical trials, product testing and potential regulatory approval could be delayed, adversely affecting our ability to develop the product candidates. Similarly, if we are unable to obtain critical manufacturing materials after regulatory approval has been obtained for a product candidate, the commercial launch of that product candidate could be delayed or there could be a shortage in supply, which could materially affect our ability to generate revenues from that product candidate. If suppliers increase the price of manufacturing materials, the price for one or more of our products may increase, which may make our products less competitive in the marketplace. If it becomes necessary to change suppliers for any of these materials or if any of our suppliers experience a shutdown or disruption at the facilities used to produce these materials, due to technical, regulatory or other reasons, it could harm our ability to manufacture our products.

We depend on a single principal technology and, if our technology is not commercially successful, we will have no alternative source of revenue.

Our primary business is the development and licensing of technology to identify, isolate, characterize and promote or silence genes which control the death of cells in humans and plants. Our future revenue and profitability critically depend upon our ability, or our licensees’ ability, to successfully develop apoptosis and senescence gene technology and later license or market such technology. We have conducted experiments on certain crops with favorable results and have conducted certain preliminary cell-line and animal experiments, which have provided us with data upon which we have designed additional research programs. However, we cannot give any assurance that our technology will be commercially successful or economically viable for any crops or human therapeutic applications.

In addition, no assurance can be given that adverse consequences might not result from the use of our technology such as the development of negative effects on humans or plants or reduced benefits in terms of crop yield or protection. Our failure to obtain market acceptance of our technology or the failure of our current or potential licensees to successfully commercialize such technology would have a material adverse effect on our business.

We outsource all of our research and development activities and, if we are unsuccessful in maintaining our alliances with these third parties, our research and development efforts may be delayed or curtailed.

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We rely on third parties to perform all of our research and development activities. Our research and development efforts take place at the University of Waterloo in Ontario, Canada, where our technology was discovered, at other commercial research facilities and with our commercial partners. At this time, we do not have the internal capabilities to perform our own research and development activities. Accordingly, the failure of third party research partners to perform under agreements entered into with us, or our failure to renew important research agreements with these third parties, may delay or curtail our research and development efforts.

We have significant future capital needs and may be unable to raise capital when needed, which could force us to delay or reduce our research and development efforts.

As of September 30, 2012, we had a cash balance of $1,312,056 and a working capital deficit of $664,562. Using our available reserves as of September 30, 2012, we believe that we can operate according to our current business plan through January 2013. However, we have the ability to utilize our unused line of credit and, if necessary, delay certain costs, which would provide us with sufficient cash to maintain our present operations through March 2013. After giving effect to the net proceeds of this offering, we will have sufficient cash to maintain our present operations through June 30, 2013.

To date, we have generated minimal revenues and anticipate that our operating costs will exceed any revenues generated over the next several years. Therefore, we will be required to raise additional capital in the future in order to operate in accordance with our current business plan, and this funding may not be available on favorable terms, if at all. If we are unable to raise additional funds, we will need to do one or more of the following:

•	delay, scale back or eliminate some or all of our research and development programs;
•	provide a license to third parties to develop and commercialize our technology that we would otherwise seek to develop and commercialize ourselves;
•	seek strategic alliances or business combinations;
•	attempt to sell our company;
•	cease operations; or
•	declare bankruptcy.

In addition, in connection with any funding, if we need to issue more equity securities than our certificate of incorporation currently authorizes, or more than 20% of the shares of our common stock outstanding, we may need stockholder approval. If stockholder approval is not obtained or if adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, products or potential markets. Investors may experience dilution in their investment from future offerings of our common stock. For example, if we raise additional capital by issuing equity securities, such an issuance would reduce the percentage ownership of existing stockholders. In addition, assuming the exercise of all options and warrants outstanding and the conversion of the preferred stock into common stock, as of September 30, 2012, we had 154,447,092 shares of common stock authorized but unissued and unreserved, which may be issued from time to time by our board of directors. Furthermore, we may need to issue securities that have rights, preferences and privileges senior to our common stock. Failure to obtain financing on acceptable terms would have a material adverse effect on our liquidity.

Since our inception, we have financed all of our operations through equity and debt financings. Our future capital requirements depend on numerous factors, including:

•	the scope of our research and development;
•	our ability to attract business partners willing to share in our development costs;
•	our ability to successfully commercialize our technology;
•	competing technological and market developments;
•	our ability to enter into collaborative arrangements for the development, regulatory approval and commercialization of other products; and
•	the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights.

Our business depends upon our patents and proprietary rights and the enforcement of these rights. Our failure to obtain and maintain patent protection may increase competition and reduce demand for our technology.

As a result of the substantial length of time and expense associated with developing products and bringing them to the marketplace in the biotechnology and agricultural industries, obtaining and maintaining patent and trade secret protection for technologies, products and processes is of vital importance. Our success will depend in part on several factors, including, without limitation:

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•	our ability to obtain patent protection for our technologies and processes;
•	our ability to preserve our trade secrets; and
•	our ability to operate without infringing the proprietary rights of other parties both in the United States and in foreign countries.

As of September 30, 2012, we have been issued twenty-seven (27) patents by the PTO and sixty-six (66) patents from foreign countries. We have also filed numerous patent applications for our technology in the United States and in several foreign countries, which technology is vital to our primary business, as well as several continuations in part on these patent applications. Our success depends in part upon the grant of patents from our pending patent applications.

Although we believe that our technology is unique and that it will not violate or infringe upon the proprietary rights of any third party, we cannot assure you that these claims will not be made or if made, could be successfully defended against. If we do not obtain and maintain patent protection, we may face increased competition in the United States and internationally, which would have a material adverse effect on our business.

Since patent applications in the United States are maintained in secrecy until patents are issued, and since publication of discoveries in the scientific and patent literature tend to lag behind actual discoveries by several months, we cannot be certain that we were the first creator of the inventions covered by our pending patent applications or that we were the first to file patent applications for these inventions.

In addition, among other things, we cannot assure you that:

•	our patent applications will result in the issuance of patents;
•	any patents issued or licensed to us will be free from challenge and if challenged, would be held to be valid;
•	any patents issued or licensed to us will provide commercially significant protection for our technology, products and processes;
•	other companies will not independently develop substantially equivalent proprietary information which is not covered by our patent rights;
•	other companies will not obtain access to our know-how;
•	other companies will not be granted patents that may prevent the commercialization of our technology; or
•	we will not incur licensing fees and the payment of significant other fees or royalties to third parties for the use of their intellectual property in order to enable us to conduct our business.

Our competitors may allege that we are infringing upon their intellectual property rights, forcing us to incur substantial costs and expenses in resulting litigation, the outcome of which would be uncertain.

Patent law is still evolving relative to the scope and enforceability of claims in the fields in which we operate. We are like most biotechnology companies in that our patent protection is highly uncertain and involves complex legal and technical questions for which legal principles are not yet firmly established. In addition, if issued, our patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products, or provide us with any competitive advantage.

The PTO and the courts have not established a consistent policy regarding the breadth of claims allowed in biotechnology patents. The allowance of broader claims may increase the incidence and cost of patent interference proceedings and the risk of infringement litigation. On the other hand, the allowance of narrower claims may limit the scope and value of our proprietary rights.

The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary rights in these foreign countries.

We could become involved in infringement actions to enforce and/or protect our patents. Regardless of the outcome, patent litigation is expensive and time consuming and would distract our management from other activities. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we could because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of any patent litigation could limit our ability to continue our operations.

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If our technology infringes the intellectual property of our competitors or other third parties, we may be required to pay license fees or damages.

The current patent landscape surrounding siRNA technology is unclear due to the recent proliferation of siRNA-related patent litigation and grants of third-party patents encompassing this technology. If any relevant claims of third party patents that are adverse to us are upheld as valid and enforceable, we could be prevented from commercializing our technology or could be required to obtain licenses from the owners of such patents. We cannot assure you that such licenses would be available or, if available, would be on acceptable terms. Some licenses may be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. In addition, if any parties successfully claim that the creation or use of our technology infringes upon their intellectual property rights, we may be forced to pay damages, including treble damages.

Our security measures may not adequately protect our unpatented technology and, if we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology may be adversely affected.

Our success depends upon know-how, unpatentable trade secrets, and the skills, knowledge and experience of our scientific and technical personnel. As a result, all employees agreed to a confidentiality provision in their employment agreement that prohibited the disclosure of confidential information to anyone outside of our company, during the term of employment and for five (5) years thereafter. The employment agreements have since been terminated, but the period of confidentiality is still in effect. We also require all employees to disclose and assign to us the rights to their ideas, developments, discoveries and inventions. We also attempt to enter into similar agreements with our consultants, advisors and research collaborators. We cannot assure you that adequate protection for our trade secrets, know-how or other proprietary information against unauthorized use or disclosure will be available.

We occasionally provide information to research collaborators in academic institutions and request that the collaborators conduct certain tests. We cannot assure you that the academic institutions will not assert intellectual property rights in the results of the tests conducted by the research collaborators, or that the academic institutions will grant licenses under such intellectual property rights to us on acceptable terms, if at all. If the assertion of intellectual property rights by an academic institution is substantiated, and the academic institution does not grant intellectual property rights to us, these events could limit our ability to commercialize our technology.

As we evolve from a company primarily involved in the research and development of our technology into one that is also involved in the commercialization of our technology, we may have difficulty managing our growth and expanding our operations.

As our business grows, we may need to add employees and enhance our management, systems and procedures. We may need to successfully integrate our internal operations with the operations of our marketing partners, manufacturers, distributors and suppliers to produce and market commercially viable products. We may also need to manage additional relationships with various collaborative partners, suppliers and other organizations. Although we do not presently conduct research and development activities in-house, we may undertake those activities in the future. Expanding our business may place a significant burden on our management and operations. We may not be able to implement improvements to our management information and control systems in an efficient and timely manner and we may discover deficiencies in our existing systems and controls. Our failure to effectively respond to such changes may make it difficult for us to manage our growth and expand our operations.

We have no marketing or sales history and depend on third party marketing partners. Any failure of these parties to perform would delay or limit our commercialization efforts.

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We have no history of marketing, distributing or selling biotechnology products, and we are relying on our ability to successfully establish marketing partners or other arrangements with third parties to market, distribute and sell a commercially viable product both here and abroad. Our business plan envisions creating strategic alliances to access needed commercialization and marketing expertise. We may not be able to attract qualified sub-licensees, distributors or marketing partners, and even if qualified, these marketing partners may not be able to successfully market agricultural products or human therapeutic applications developed with our technology. If our current or potential future marketing partners fail to provide adequate levels of sales, our commercialization efforts will be delayed or limited and we may not be able to generate revenue.

We will depend on joint ventures and strategic alliances to develop and market our technology and, if these arrangements are not successful, our technology may not be developed and the expenses to commercialize our technology will increase.

In its current state of development, our technology is not ready to be marketed to consumers. We intend to follow a multi-faceted commercialization strategy that involves the licensing of our technology to business partners for the purpose of further technological development, marketing and distribution. We have and are seeking business partners who will share the burden of our development costs while our technology is still being developed, and who will pay us royalties when they market and distribute products incorporating our technology upon commercialization. The establishment of joint ventures and strategic alliances may create future competitors, especially in certain regions abroad where we do not pursue patent protection. If we fail to establish beneficial business partners and strategic alliances, our growth will suffer and the continued development of our technology may be harmed.

Competition in the human therapeutic and agricultural biotechnology industries is intense and technology is changing rapidly. If our competitors market their technology faster than we do, we may not be able to generate revenues from the commercialization of our technology.

Many human therapeutic and agricultural biotechnology companies are engaged in research and development activities relating to apoptosis and senescence. The market for plant protection and yield enhancement products is intensely competitive, rapidly changing and undergoing consolidation. We may be unable to compete successfully against our current and future competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance for products containing our technology. Our competitors in the field of plant senescence gene technology are companies that develop and produce transgenic plants and include major international agricultural companies, specialized biotechnology companies, research and academic institutions and, potentially, our joint venture and strategic alliance partners. These companies include: Mendel Biotechnology, Inc.; Ceres, Inc., Archer Daniels Midland and Syngenta International AG; among others. Some of our competitors that are involved in apoptosis research include: Celgene, Inc.; Takeda/Millennium; ONYX Pharmaceuticals, Inc.; Amgen Inc.; Janssen Biotech, Inc.; Novartis AG; and Pharmacyclics, Inc. Many of these competitors have substantially greater financial, marketing, sales, distribution and technical resources than us and have more experience in research and development, clinical trials, regulatory matters, manufacturing and marketing. We anticipate increased competition in the future as new companies enter the market and new technologies become available. Our technology may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors, which will prevent or limit our ability to generate revenues from the commercialization of our technology.

Our business is subject to various government regulations and, if we or our licensees are unable to obtain regulatory approval, we may not be able to continue our operations.

At present, the U.S. federal government regulation of biotechnology is divided among three agencies:

•	the United States Department of Agriculture, or USDA, regulates the import, field testing and interstate movement of specific types of genetic engineering that may be used in the creation of transgenic plants;
•	the United States Environmental Protection Agency, or EPA, regulates activity related to the invention of plant pesticides and herbicides, which may include certain kinds of transgenic plants; and
•	the FDA regulates foods derived from new plant varieties.

The FDA requires that transgenic plants meet the same standards for safety that are required for all other plants and foods in general. Except in the case of additives that significantly alter a food’s structure, the FDA does not require any additional standards or specific approval for genetically engineered foods, but expects transgenic plant developers to consult the FDA before introducing a new food into the marketplace.

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Use of our technology, if developed for human therapeutic applications, is also subject to FDA regulation. The FDA must approve any drug or biologic product before it can be marketed in the United States. In addition, prior to being sold outside of the United States, any products resulting from the application of our human therapeutic technology must be approved by the regulatory agencies of foreign governments. Prior to filing a new drug application or biologics license application with the FDA, we would have to perform extensive clinical trials, and prior to beginning any clinical trial, we would need to perform extensive preclinical testing which could take several years and may require substantial expenditures.

We believe that our current agricultural activities, which to date have been confined to research and development efforts, do not require licensing or approval by any governmental regulatory agency. However, we are performing clinical trials in connection with our human therapeutic applications, which is subject to FDA approval. Additionally, federal, state and foreign regulations relating to crop protection products and human therapeutic applications developed through biotechnology are subject to public concerns and political circumstances, and, as a result, regulations have changed and may change substantially in the future. Accordingly, we may become subject to governmental regulations or approvals or become subject to licensing requirements in connection with our research and development efforts. We may also be required to obtain such licensing or approval from the governmental regulatory agencies described above, or from state agencies, prior to the commercialization of our genetically transformed plants and human therapeutic technology. In addition, our marketing partners who utilize our technology or sell products grown with our technology may be subject to government regulations. If unfavorable governmental regulations are imposed on our technology or if we fail to obtain licenses or approvals in a timely manner, we may not be able to continue our operations.

Preclinical studies of our human therapeutic applications may be unsuccessful, which could delay or prevent regulatory approval.

Preclinical studies may reveal that our human therapeutic technology is ineffective or harmful, and/or may be unsuccessful in demonstrating efficacy and safety of our human therapeutic technology, which would significantly limit the possibility of obtaining regulatory approval for any drug or biologic product manufactured with our technology. The FDA requires submission of extensive preclinical, clinical and manufacturing data to assess the efficacy and safety of potential products. Any delay in receiving approval for any applicable IND from the FDA would result in a delay in the commencement of the related clinical trial. Additionally, we could be required to perform additional preclinical studies prior to the FDA approving any applicable IND. Furthermore, the success of preliminary studies does not ensure commercial success, and later-stage clinical trials may fail to confirm the results of the preliminary studies.

Our success will depend on the success of our clinical trials of our human therapeutic applications.

It may take several years to complete the clinical trials of a product, and failure of one or more of our clinical trials can occur at any stage of testing. We believe that the development of our product candidate involves significant risks at each stage of testing. If clinical trial difficulties and failures arise, our product candidate may never be approved for sale or become commercially viable.

There are a number of difficulties and risks associated with clinical trials. These difficulties and risks may result in the failure to receive regulatory approval to sell our product candidate or the inability to commercialize our product candidate. The possibility exists that:

•	we may discover that the product candidate does not exhibit the expected therapeutic results in humans, may cause harmful side effects or have other unexpected characteristics that may delay or preclude regulatory approval or limit commercial use if approved;
•	the results from early clinical trials may not be statistically significant or predictive of results that will be obtained from expanded advanced clinical trials;
•	institutional review boards or regulators, including the FDA, may hold, suspend or terminate our clinical research or the clinical trials of our product candidate for various reasons, including noncompliance with regulatory requirements or if, in their opinion, the participating subjects are being exposed to unacceptable health risks;

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•	subjects may drop out of our clinical trials;
•	our preclinical studies or clinical trials may produce negative, inconsistent or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical studies or clinical trials; and
•	the cost of our clinical trials may be greater than we currently anticipate.

Clinical trials for our human therapeutic technology will be lengthy and expensive and their outcome is uncertain.

Before obtaining regulatory approval for the commercial sales of any product containing our technology, we must demonstrate through clinical testing that our technology and any product containing our technology is safe and effective for use in humans. Conducting clinical trials is a time-consuming, expensive and uncertain process and typically requires years to complete. In our industry, the results from preclinical studies and early clinical trials often are not predictive of results obtained in later-stage clinical trials. Some products and technologies that have shown promising results in preclinical studies or early clinical trials subsequently fail to establish sufficient safety and efficacy data necessary to obtain regulatory approval. At any time during clinical trials, we or the FDA might delay or halt any clinical trial for various reasons, including:

•	occurrence of unacceptable toxicities or side effects;
•	ineffectiveness of the product candidate;
•	negative or inconclusive results from the clinical trials, or results that necessitate additional studies or clinical trials;
•	delays in obtaining or maintaining required approvals from institutions, review boards or other reviewing entities at clinical sites;
•	delays in patient enrollment; or
•	insufficient funding or a reprioritization of financial or other resources.

Any failure or substantial delay in successfully completing clinical trials and obtaining regulatory approval for our product candidates could severely harm our business.

If our clinical trials for our product candidates are delayed, we would be unable to commercialize our product candidates on a timely basis, which would materially harm our business.

Planned clinical trials may not begin on time or may need to be restructured after they have begun. Clinical trials can be delayed for a variety of reasons, including delays related to:

•	obtaining an effective IND or regulatory approval to commence a clinical trial;
•	negotiating acceptable clinical trial agreement terms with prospective trial sites;
•	obtaining institutional review board approval to conduct a clinical trial at a prospective site;
•	recruiting qualified subjects to participate in clinical trials;
•	competition in recruiting clinical investigators;
•	shortage or lack of availability of supplies of drugs for clinical trials;
•	the need to repeat clinical trials as a result of inconclusive results or poorly executed testing;
•	the placement of a clinical hold on a study;
•	the failure of third parties conducting and overseeing the operations of our clinical trials to perform their contractual or regulatory obligations in a timely fashion; and
•	exposure of clinical trial subjects to unexpected and unacceptable health risks or noncompliance with regulatory requirements, which may result in suspension of the trial.

We believe that our product candidate has significant milestones to reach, including the successful completion of clinical trials, before commercialization. If we have significant delays in or termination of clinical trials, our financial results and the commercial prospects for our product candidates or any other products that we may develop will be adversely impacted. In addition, our product development costs would increase and our ability to generate revenue could be impaired.

Any inability to license from third parties their proprietary technologies or processes which we use in connection with the development of our technology may impair our business.

Other companies, universities and research institutions have or may obtain patents that could limit our ability to use our technology in a product candidate or impair our competitive position. As a result, we would have to obtain licenses from other parties before we could continue using our technology in a product candidate. Any necessary licenses may not be available on commercially acceptable terms, if at all. If we do not obtain required licenses, we may not be able to develop our technology into a product candidate or we may encounter significant delays in development while we redesign methods that are found to infringe on the patents held by others.

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Even if we receive regulatory approval, consumers may not accept products containing our technology, which will prevent us from being profitable since we have no other source of revenue.

We cannot guarantee that consumers will accept products containing our technology. Recently, there has been consumer concern and consumer advocate activism with respect to genetically-engineered agricultural consumer products. The adverse consequences from heightened consumer concern in this regard could affect the markets for agricultural products developed with our technology and could also result in increased government regulation in response to that concern. If the public or potential customers perceive our technology to be genetic modification or genetic engineering, agricultural products grown with our technology may not gain market acceptance.

We face potential product liability exposure far in excess of our limited insurance coverage.

We may be held liable if any product we or our collaborators develop causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing or sale. Regardless of merit or eventual outcome, product liability claims could result in decreased demand for our product candidates, injury to our reputation, withdrawal of patients from our clinical trials, substantial monetary awards to trial participants and the inability to commercialize any products that we may develop. These claims might be made directly by consumers, health care providers, pharmaceutical companies or others selling or testing our products. We have obtained limited product liability insurance coverage for our clinical trials; however, our insurance may not reimburse us or may not be sufficient to reimburse us for expenses or losses we may suffer. Moreover, if insurance coverage becomes more expensive, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If we obtain marketing approval for any of our product candidates, we intend to expand our insurance coverage to include the sale of commercial products, but we may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing. On occasion, juries have awarded large judgments in class action lawsuits for claims based on drugs that had unanticipated side effects. In addition, the pharmaceutical and biotechnology industries, in general, have been subject to significant medical malpractice litigation. A successful product liability claim or series of claims brought against us could harm our reputation and business and would decrease our cash reserves.

We depend on our key personnel and, if we are not able to attract and retain qualified scientific and business personnel, we may not be able to grow our business or develop and commercialize our technology.

We are highly dependent on our scientific advisors, consultants and third-party research partners. Our success will also depend in part on the continued service of our key employees and our ability to identify, hire and retain additional qualified personnel in an intensely competitive market. Although we have a research agreement with Dr. John Thompson, this agreement may be terminated upon short or no notice. Additionally, we do not have employment agreements with our key employees. We do not maintain key person life insurance on any member of management. The failure to attract and retain key personnel could limit our growth and hinder our research and development efforts.

Certain provisions of our charter, by-laws, Delaware law and stock plans could make a takeover difficult.

Certain provisions of our certificate of incorporation and by-laws could make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to stockholders. Our certificate of incorporation authorizes our board of directors to issue, without stockholder approval, 5,000,000 shares of preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of our common stock.

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In addition, we are subject to the Business Combination Act of the Delaware General Corporation Law which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date such stockholder becomes a 15% owner. These provisions may have the effect of delaying or preventing a change of control of us without action by our stockholders and, therefore, could adversely affect the value of our common stock.

Furthermore, in the event of our merger or consolidation with or into another corporation, or the sale of all or substantially all of our assets in which the successor corporation does not assume our outstanding equity awards or issue equivalent equity awards, our current equity plans require the accelerated vesting of such outstanding equity awards.

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Risks Related to Our Common Stock

Penny stock regulations may impose certain restrictions on marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker dealer must also disclose the commission payable to both the broker dealer and the registered representative, current quotations for the securities and, if the broker dealer is the sole market maker, the broker dealer must disclose this fact and the broker dealer’s presumed control over the market.

Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our common stock.

Stockholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

Our management and other affiliates have significant control of our common stock and could significantly influence our actions in a manner that conflicts with our interests and the interests of other stockholders.

As of September 30, 2012, our executive officers and directors together beneficially own approximately 28% of the outstanding shares of our common stock, assuming the conversion of preferred stock and exercise of options and warrants which are currently exercisable or will become exercisable within 60 days of September 30, 2012, held by these stockholders. As a result, these stockholders, acting together, will be able to exercise significant influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in control of us, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.

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A significant portion of our total outstanding shares of common stock may be sold in the market in the near future, which could cause the market price of our common stock to drop significantly.

As of September 30 2012, we had 116,753,185 shares of our common stock issued and outstanding and 995 shares of convertible preferred stock outstanding which can convert into 3,826,923 shares of common stock. Approximately 34,164,431 of such shares are registered pursuant to registration statements on Form S-3 and 86,415,677 of which are either eligible to be sold under SEC Rule 144 or are in the public float. In addition, we have registered 35,890,007 shares of our common stock underlying warrants previously issued on Form S-3 registration statements and we registered 25,215,260 shares of our common stock underlying options granted or to be granted under our stock option plan. Consequently, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, may have a material adverse effect on our stock price.

Because our common stock is quoted on the OTCQB Marketplace, operated by the OTC Markets Group, the liquidity of our common stock may be impaired.

Because our common stock is quoted on OTCQB Marketplace, operated by the OTC Markets Group, or OTCQB, the liquidity of the common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and limited coverage by security analysts and the news media. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was listed on NYSE MKT or another national securities exchange.

The market price of our common stock may fluctuate and may drop below the price you paid.

We cannot assure you that you will be able to resell the shares of our common stock at or above your purchase price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

•	quarterly variations in operating results;
•	the progress or perceived progress of our research and development efforts;
•	changes in accounting treatments or principles;
•	announcements by us or our competitors of new technology, product and service offerings, significant contracts, acquisitions or strategic relationships;
•	additions or departures of key personnel;
•	future offerings or resales of our common stock or other securities;
•	stock market price and volume fluctuations of publicly-traded companies in general and development companies in particular; and
•	general political, economic and market conditions.

For example, during the quarter ended September 30, 2012, our common stock traded between $0.17 and $0.32 per share.

Because we do not intend to pay, and have not paid, any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless the value of our common stock appreciates and they sell their shares.

We have never paid or declared any cash dividends on our common stock, and we intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Therefore, our stockholders will not be able to receive a return on their investment unless the value of our common stock appreciates and they sell their shares.

Our stockholders may experience substantial dilution as a result of the conversion of convertible preferred stock, the exercise of options and warrants to purchase our common stock, or due to anti-dilution provisions relating to any on the foregoing.

As of September 30, 2012, we have outstanding 995 shares of convertible preferred stock which may convert into 3,826,923 shares of our common stock and warrants to purchase 40,096,814 shares of our common stock. In addition, as of September 30, 2012, we have reserved 25,215,260 shares of our common stock for issuance upon the exercise of options granted or available to be granted pursuant to our stock option plan, all of which may be granted in the future. Furthermore, in connection with the preferred stock agreements, we are required to reserve an additional 7,204,930 shares of common stock. The conversion of the convertible preferred stock and the exercise of these options and warrants will result in dilution to our existing stockholders and could have a material adverse effect on our stock price. The conversion price of the convertible preferred stock and certain warrants are also subject to certain anti-dilution adjustments.

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Risks Related to This Offering

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use their discretion to direct the net proceeds from this offering. We intend to use $600,000 of the net proceeds for investor relations purposes and the remainder of the net proceeds, together with cash on hand, for general corporate purposes. General corporate purposes may include sales and marketing activities, clinical studies, research and development, capital expenditures, future acquisitions, working capital and repayment of debt. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or any nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

The warrants may not have any value.

The warrants have an exercise price of $0.12 per share and can be exercised commencing on the date that is one year and one day following the date of issuance until the fifth anniversary of the date of issuance. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value. We do not intend to list the warrants on any securities exchange or automated quotation system.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering, excluding proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $2,900,000, after deducting estimated offering expenses.

Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use $600,000 of the net proceeds for investor relations purposes and the remainder of the net proceeds from the sale of the securities offered by us hereunder for general corporate purposes which may include research and development, sales and marketing, general administrative expenses, working capital, capital expenditures and future acquisitions. We may invest the net proceeds temporarily until we use them for their stated purpose.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is currently quoted on the OTCQB under the symbol “SNTI” and was previously listed on the NYSE MKT under the symbol “SNT” up to November 20, 2012. The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported by the OTCQB or the NYSE MKT, as applicable. These prices do not include retail markups, markdowns or commissions.

Fiscal Quarter Ended	High	Low
December 31, 2012	$0.22	$0.12
September 30, 2012	$0.32	$0.17
June 30, 2012	$0.31	$0.16
March 31, 2012	$0.28	$0.21
December 31, 2011	$0.29	$0.16
September 30, 2011	$0.31	$0.18
June 30, 2011	$0.32	$0.24
March 31, 2011	$0.36	$0.23
December 31, 2010	$0.33	$0.22
September 30, 2010	$0.42	$0.25

As of January 3, 2013, the last reported sale price of our common stock on the OTCQB was $0.1355 per share. On January 3, 2013, there were 241 holders of record and approximately 2,400 beneficial holders of our common stock.

DETERMINATION OF OFFERING PRICE

We will sell the units common stock and warrants in this offering at a negotiated price of $0.10 per unit. The principal factors considered in determining the terms and conditions of the sale of the units hereunder include:

•	the market price of our common stock;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us and the investors.

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DILUTION

If you invest in our common stock and warrants, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2012 was $(847,367), or $(0.007) per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale of our common stock in the aggregate amount of $3,000,000 at an offering price of $0.10 per share, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of January 4, 2013 would have been $2,052,633, or $0.014 per share of common stock. This represents an immediate increase in the net tangible book value of $0.021 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.14 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share, net of offering expenses	$0.097
Net tangible book value per share as of September 30, 2012	$(0.007)
Increase per share attributable to new investors	$0.021

As-adjusted net tangible book value per share after this offering	$0.014

Net dilution per share to new investors	$0.083

The calculations above are based upon 116,753,185 shares of common stock outstanding as of September 30, 2012 and exclude:

•	3,826,923 shares of common stock issuable upon the conversion of 995 shares of convertible preferred stock;
•	40,096,814 shares of common stock underlying outstanding warrants;
•	15,647,742 shares of common stock underlying options issued; and
•	11,588,876 shares of common stock underlying options reserved but unissued.

To the extent options or warrants outstanding as of September 30, 2012 have been or may be exercised or other shares are issued, there may be further dilution to new investors.

DESCRIPTION OF SECURITIES

The shares of common stock and warrants being offered in this offering will be issued pursuant to a securities purchase agreement. We urge you to review the securities purchase agreement and our certificate of incorporation, and our by-laws that are incorporated by reference into the registration statement or may be incorporated by reference in this prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law. The summary below and that contained in the accompanying prospectus are qualified in their entirety by reference to our certificate of incorporation and our by-laws.

In this offering, we are offering 30,000,000 shares of common stock and five year warrants to purchase 30,000,000 shares of common stock. For each share of common stock, a warrant to purchase one share of common stock at an exercise price of $0.12 per share of common stock will also be issued. Each share of common stock, together with the warrant, will be sold at a negotiated price of $0.10 per unit.

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Common Stock

Under our certificate of incorporation, as amended to date, we are authorized to issue up to 350,000,000 shares of common stock, $0.01 par value per share. At January 3, 2013, approximately 116,975,283 shares of common stock were issued and outstanding. The following description of our common stock, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information; Incorporation of Documents by Reference”.

Dividends, Voting Rights and Liquidation

Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Delaware Law and Certain Certificate of Incorporation and By-Law Provisions

The provisions of Delaware law and of our certificate of incorporation and by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Senesco.

•	Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

•	Limitation of Liability; Indemnification. Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate, to the extent legally permissible, a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors.

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Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of warrant to be filed by us on Form 8-K. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercise Price

The exercise price per share of common stock purchasable upon exercise of the warrants is $0.12 per share of common stock being purchased. If we, at any time while the warrants are outstanding, pay a stock dividend on our common stock or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock, subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the warrants and the exercise price will be correspondingly adjusted to give the holder of the warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment. In addition, if we, at any time during the 18 months following the issuance of the warrants, issue any common stock or security convertible into common stock (other than certain exempted securities) at an offering price per share less than $0.12 per share, the exercise price of the warrants will automatically adjust to the offering price per share of such security.

Exercisability

Holders may exercise the five year warrants beginning on the date that is one year and one day following the original issuance and at any time up to the date that is five years after such original issuance date. We are not registering the 30,000,000 shares of common stock issuable upon exercise of the warrants; therefore, the shares of common stock issued upon exercise of the warrants will be issued pursuant to either (i) an effective registration statement registering such shares of common stock, or (ii) a valid exemption from registration under an applicable section of the Securities Act of 1933, as amended.

Transferability

The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer.

We do not intend to list the warrants on any securities exchange or automated quotation system.

Rights as a Stockholder

Except with respect to dividends or other distributions in which a holder has received an adjustment to the exercise price in accordance with the warrants, the holders of the warrants have the right to participate in dividends or other distributions of our assets (or rights to acquire our assets) to the same extent that such holder would have participated if such holder held the number of shares of common stock underlying such warrants at the time of the distribution.

Except as otherwise provided above or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have any additional rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Reorganization

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In the event of a reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Company’s common stock is converted or exchanged for securities, cash or other property (a “Reorganization”), then, following such Reorganization, the holders of the warrants shall receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders of such warrants would have been entitled to receive pursuant to the Reorganization if such holders had exercised their warrants prior to the occurrence of such Reorganization. Notwithstanding the foregoing, if (x) there shall occur any Reorganization in which the Company’s common stock is converted into or exchanged for anything other than solely equity securities, and (y) the common stock of the acquiring or surviving company is publicly traded, then, as part of such Reorganization, (i) the holders of the warrants shall have the right to receive upon the exercise of the warrants such number of shares of common stock of the acquiring or surviving company as set forth in the warrants. Additionally, in the event of a Reorganization that is (1) a transaction where more than 50% of the consideration is payable in cash, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act, or (3) a Reorganization involving a person or entity not traded on a national securities exchange, each warrant holder will have the right to require us, or our successor, to repurchase its warrant for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant.

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PLAN OF DISTRIBUTION

We will solicit offers to purchase the shares and warrants in this offering. No placement agent nor any broker-dealer or FINRA member has been retained for this offering.

In connection with our selling efforts in the offering, we will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’ securities. Each of our officers and directors is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Each of our officers and directors will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Each of our officers and directors is not now, nor have they been within the past 12 months, a broker or dealer, and they have not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, each of our officers and directors will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Each of our officers and directors will not and has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, exempted from such registration or if a qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are subject to Regulation M of the Exchange Act. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

We propose to arrange for the sale of the shares and warrants in this offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between us and the investors. All of the shares and warrants will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares and warrants we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the shares and warrants will be completed on the date indicated on the cover page of this prospectus supplement.

In connection with this offering, we may distribute this prospectus supplement and the accompanying prospectus electronically.

The estimated offering expenses payable by us are approximately $100,000, which includes the legal costs for one counsel for the investors and our legal and printing costs and various other fees associated with registering the common stock. After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2,900,000.

S-23

LEGAL MATTERS

The validity of the shares of common stock being offered has been passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey.

EXPERTS

McGladrey, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended June 30, 2012, as amended, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on McGladrey, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus supplement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Senesco Technologies, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or the accompanying prospectus, as applicable, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

•	Our Annual Report on Form 10-K, for the year ended June 30, 2012, filed on September 28, 2012, as amended on October 26, 2012;
•	Our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2012;
•	Our Current Reports on Form 8-K filed with the SEC on July 30, 2012, August 10, 2012, August 27, 2012, September 7, 2012, September 10, 2012, September 13, 2012, September 18, 2012, October 15, 2012, November 7, 2012, November 19, 2012, November 21, 2012, November 26, 2012, December 10, 2012 and January 4, 2013;
•	Our Proxy Statement on Schedule 14A filed with the SEC on November 1, 2011; and
•	The description of our capital stock contained in our Registration Statement on Form 8-A filed on May 14, 2002.

We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K we may subsequently file.

S-24

Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of these filings, at no cost, by sending an e-mail to jbrooks@senesco.com and requesting any one or more of such filings or by contacting Joel Brooks, our Chief Financial Officer at the following address or telephone number: Senesco Technologies, Inc., 721 Route 202/206, Suite 130, Bridgewater, NJ 08807, Attention: Chief Financial Officer; (908) 864-4444. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

S-25

PROSPECTUS

$25,000,000

WARRANTS

PREFERRED STOCK

COMMON STOCK

Senesco Technologies, Inc. may from time to time offer to sell warrants, preferred stock and/or common stock, separately or together in one or more combinations. The warrants and preferred stock may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of Senesco Technologies, Inc. or any other party identified in the applicable prospectus supplement.

Our common stock is traded on the NYSE Amex under the symbol “SNT”. The last reported sale of our common stock on the NYSE Amex on October 25, 2010 was $0.2312 per share.  Our principal offices are located at 303 George Street, Suite 420, New Brunswick, New Jersey 08901. Our telephone number is (732) 296-8400.

The total amount of warrants, preferred stock and common stock will have an initial aggregate offering price of up to $25,000,000, or the equivalent amount in other currencies, currency units or composite currencies.

The securities covered by this prospectus may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

The aggregate market value of our outstanding common equity held by non-affiliates on October 25, 2010 was approximately $12,045,105. We have not issued any securities pursuant to Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 13 OF THIS PROSPECTUS.  THE PROSPECTUS SUPPLEMENT APPLICABLE TO EACH TYPE OR SERIES OF SECURITIES WE OFFER MAY CONTAIN A DISCUSSION OF ADDITIONAL RISKS APPLICABLE TO AN INVESTMENT IN US AND THE PARTICULAR TYPE OF SECURITIES WE ARE OFFERING UNDER THAT PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 26, 2010

EXPLANATORY NOTE

The prospectus contained herein relates to the general description of warrants, preferred stock and common stock issuable by Senesco Technologies, Inc.

To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process.  Under a shelf registration process, we may issue, in one or more offerings, any combination of senior or subordinated warrants, preferred stock or common stock, collectively referred to herein as the securities, up to a total dollar amount of $25,000,000.

Each time we sell these securities we will provide you with a prospectus supplement containing specific information about the terms of each such sale.  This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement.  The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation of Documents by Reference” beginning on page 34 of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” or similar references mean Senesco Technologies, Inc. and our subsidiaries.

You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a prospectus supplement or amendment or incorporated herein by reference is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT SENESCO TECHNOLOGIES, INC.

GENERAL

Our Business

The primary business of Senesco Technologies, Inc., a Delaware corporation incorporated in 1999, and its wholly-owned subsidiary, Senesco, Inc., a New Jersey corporation incorporated in 1998, collectively referred to as “Senesco,” “we,” “us” or “our,” is to utilize our patented and patent-pending genes, primarily eucaryotic translation initiation Factor 5A, or Factor 5A, and deoxyhypusine synthase, or DHS, and related technologies for inhibition in human health applications to develop novel approaches to treat inflammatory diseases and cancer.

In agricultural applications we are developing and licensing Factor 5A, DHS and Lipase to enhance the quality and productivity of fruits, flowers, and vegetables and agronomic crops through the control of cell death, referred to herein as senescence, and growth in plants.

Human Health Applications

We believe that our gene technology could have broad applicability in the human health field, by either inducing or inhibiting apoptosis.  Inducing apoptosis may be useful in treating certain forms of cancer because the cancerous cells have failed to initiate apoptosis on their own due to damaged or inhibited apoptotic pathways.  Inhibiting apoptosis may be useful in preventing or treating a wide range of inflammatory and ischemic diseases attributed to premature apoptosis.

We have commenced preclinical in-vivo and in-vitro research to determine the ability of Factor 5A to regulate key execution genes, pro-inflammatory cytokines, receptors, and transcription factors, which are implicated in numerous apoptotic diseases.

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Certain preclinical human health results to date include:

•	Performing efficacy, toxicological and dose-finding studies in mice for our potential multiple myeloma drug candidate, SNS-01-T. SNS-01-T is a nano-encapsulated combination therapy of Factor 5A and an siRNA against Factor 5A. Our efficacy study in severe combined immune-deficient (“SCID”) mice with subcutaneous human multiple myeloma tumors tested SNS-01-T dosages ranging from 0.15 mg/kg to 1.5 mg/kg. In these studies, mice treated with a dose of either 0.75 mg/kg or 1.5 mg/kg both showed a 91% reduction in tumor volume and a decrease in tumor weight of 87% and 95%, respectively. For mice that received smaller doses of either 0.38 mg/kg or 0.15 mg/kg, there was also a reduction in tumor volume (73% and 61%, respectively) and weight (74% and 36%, respectively). All of the treated mice, regardless of dose, survived. This therapeutic dose range study provided the basis for an 8-day maximum tolerated dose study in which normal mice received two intravenous doses of increasing amounts of SNS-01-T (from 2.2 mg/kg). Body weight, organ weight and serum levels of liver enzymes were used as clinical indices to assess toxicity. A dose between 2.2 mg/kg and 2.9 mg/kg was well tolerated with respect to these clinical indices, and the survival rate at 2.9 mg/kg was 80%. Those mice receiving above 2.9 mg/kg of SNS-01-T showed evidence of morbidity and up to 80% mortality. The 2.9 mg/kg threshold, twice the upper end of the proposed therapeutic dose range, was therefore determined to be the maximum tolerated dose in mice;
•	Demonstrated significant tumor regression and diminished rate of tumor growth of multiple myeloma tumors in SCID mice treated with Factor 5A technology encapsulated in nanoparticles;
•	Increased median survival by approximately 250% in a tumor model of mice injected with melanoma cancer cells;
•	Induced apoptosis in both human cancer cell lines derived from tumors and in lung tumors in mice;
•	Induced apoptosis of cancer cells in a human multiple myeloma cell line in the presence of IL-6;
•	Measured VEGF reduction in mouse lung tumors as a result of treatment with our genes;
•	Decreased ICAM and activation of NFkB in cancer cells employing siRNA against Factor 5A;
•	Increased the survival rate in H1N1 mouse influenza survival studies from 14% in untreated mice to 52% in mice treated with our siRNA against Factor 5A. Additionally, the treated mice reversed the weight loss typically seen in infected mice and had other reduced indicators of disease severity as measured by blood glucose and liver enzymes;
•	Increased the survival, while maintaining functionality, of mouse pancreatic islet cells isolated for transplantation, using intraperitoneal administration of our technology. Initial animal studies have shown that our technology administered prior to harvesting beta islet cells from a mouse, has a significant impact not only on the survival of the beta islet cells, but also on the retention of the cells’ functionality when compared to the untreated beta islet cells. Additional studies have shown that the treated beta islet cells survive a pro-inflammatory cytokine challenge, while maintaining their functionality with respect to insulin production. These further studies also revealed Factor-5A’s involvement in the modulation of inducible nitric oxide synthase (iNOS), an important indicator of inflammation; and
•	Increased the survival rate of mice in a lethal challenge sepsis model. Additionally, a broad spectrum of systemic pro-inflammatory cytokines were down-regulated, while not effecting the anti-inflammatory cytokine IL-10.

Accelerating Apoptosis

The data from our pre-clinical studies indicate that the up-regulation of Factor 5A induces cell death in cancer cells through both the p53 (intrinsic) and cell death receptor (extrinsic) apoptotic pathways. Tumors arise when abnormal cells fail to undergo apoptosis due to an inability to activate their apoptotic pathways. Just as the Factor 5A gene appears to facilitate expression of the entire suite of genes required for programmed cell death in plants, the Factor 5A gene appears to regulate expression of a suite of genes required for programmed cell death in human cells. Because the Factor 5A gene appears to function at the initiation point of the apoptotic pathways, both intrinsic and extrinsic, we believe that our gene technology has potential application as a means of combating a broad range of cancers.  Based on the results obtained through our in-vitro studies, we have found that up-regulating Factor 5A results in: (i) the up-regulation of p53; (ii) increased inflammatory cytokine production; (iii) increased cell death receptor formation; and (iv) increased caspase activity.  These features, coupled with a simultaneous down-regulation Bcl-2, result in apoptosis of cancer cells.  In addition, our in-vitro studies have shown that the up-regulation of Factor 5A also down-regulates VEGF, a growth factor which allows tumors to develop additional vascularization needed for growth beyond a small mass of cells.

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Inhibiting Apoptosis

Our preclinical studies indicate that down-regulation of our proprietary Factor 5A gene may have potential application as a means for controlling the effects of a broad range of diseases that are attributable to premature cell death, ischemia, or inflammation. Such inflammatory diseases include glaucoma, heart disease, and other certain inflammatory diseases such as Crohn’s disease, sepsis and diabetic retinopathy.  We have performed preclinical research of certain inflammatory diseases. Using small inhibitory RNA’s, or siRNA’s, against Factor 5A to inhibit its expression, the results of our studies have indicated a reduction in pro-inflammatory cytokine formation and the formation of receptors for LPS, interferon-gamma and TNF-alpha.  Our studies have also indicated that by inhibiting Factor 5A, iNOS, MAPK, NFkB, JAK1 and ICAM are downregulated, which decreases the inflammatory cytokines formed through these pathways. Additionally, a mouse study has indicated that our siRNA is comparable to a steroid and to a prescription anti-TNF drug in its ability to reduce cytokine response to LPS.  Other mouse studies have also indicated that the siRNA against Factor 5A (i) protects thymocyte cells from apoptosis and decreases formation of MPO, TNF-a, MIP-1alpha, and IL-1 in the lungs of mice challenged with LPS and (ii) increases the survival rate in which sepsis was induced by a lethal injection of LPS and (iii) reduces blood serum levels of inflammatory proteins, such as IL-1, IL-2, IL-6, IL-12, TNF-a, IFNg and MIP-1alpha, while not effecting IL-10, an anti-inflammatory cytokine.  Other experiments utilizing siRNA to Factor 5A include inhibition of or apoptosis during the processing of mouse pancreatic beta islet cells for transplantation, and the inhibition of early inflammatory changes associated with type-1 diabetes in an in-vivo rat model.

Proteins required for cell death include p53, interleukins, TNF-a and other cytokines and caspases.  Expression of these cell death proteins is required for the execution of apoptosis.  Based on our studies, we believe that down-regulating Factor 5A by treatment with siRNA inhibits the expression of p53, a major cell death transcription factor that in turn controls the formation of a suite of other cell death proteins.  In addition, we believe that the down-regulation of Factor 5A up-regulates Bcl-2, a suppressor of apoptosis.

Human Health Target Markets

We believe that our gene technology may have broad applicability in the human health field, by either accelerating or inhibiting apoptosis.  Accelerating apoptosis may be useful in treating certain forms of cancer because the body’s immune system is not able to force cancerous cells to undergo apoptosis.  Inhibiting apoptosis may be useful in preventing or treating a wide range of inflammatory and ischemic diseases attributed to premature apoptosis, including diabetes, diabetic retinopathy and lung inflammation, among others.

We are advancing our research in multiple myeloma with the goal of initiating a Phase I clinical trial, and may select additional human health indications to bring into clinical trials. We believe that the success of our future operations will likely depend on our ability to transform our research and development activities into a commercially feasible technology.

Human Health Research Program

Our human health research program, which has consisted of pre-clinical in-vitro and in-vivo experiments designed to assess the role and method of action of the Factor 5A genes in human diseases, is being performed by approximately nine (9) third party researchers, at our direction, at Mayo Clinic, our contract research organization (Cato Research) and the University of Waterloo.  Additionally, we outsource certain projects, such as our pivotal toxicity studies, to other third party research organizations.

Our research and development expenses incurred on human health applications were approximately 79% of our total research and development expenses for the year ended June 30, 2010.  Our research and development expenses incurred on human health applications were approximately 74% of our total research and development expenses for the year ended June 30, 2009.  Our research and development expenses incurred on human health applications were approximately 56% of our total research and development expenses for the year ended June 30, 2008.  Since inception, the proportion of our research and development expenses on human health applications has increased, as compared to our research and development expenses on agricultural applications.  This change is primarily due to the fact that our research focus on human health has increased and some of our research costs for plant applications have shifted to our license partners.

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Our planned future research and development initiatives for human health include:

•	Multiple Myeloma. Our objective is to advance our technology for the potential treatment of multiple myeloma with the goal of initiating a clinical trial. In connection with the potential clinical trial, we have engaged a clinical research organization, or CRO, to assist us through the process. We have also determined the delivery system for our technology, contracted for the supply of pharmaceutical grade materials to be used in toxicology and human studies, performed certain toxicology studies, and have contracted with a third party laboratory to conduct additional toxicology studies. Together with the assistance of our CRO, we will have additional toxicology studies performed with the goal of filing an investigational new drug application, or IND application, with the U.S. Food and Drug Administration, or FDA, for their review and consideration in order to initiate a clinical trial. We estimate that it will take approximately six (6) months from June 30, 2010 to complete these objectives.
•	Other. We may continue to look at other disease states in order to determine the role of Factor 5A.

In order to pursue the above research initiatives, as well as other research initiatives that may arise, we completed a private placement of convertible preferred stock and warrants on April 1, 2010 and June 2, 2010.  However, it may be necessary for us to raise a significant amount of additional working capital in the future.  If we are unable to raise the necessary funds, we may be required to significantly curtail the future development of some of our research initiatives and we will be unable to pursue other possible research initiatives.

We may further expand our research and development program beyond the initiatives listed above to include other research centers.

Human Health Suppliers

The materials for our SNT-01T therapeutic for multiple myeloma consists of three parts: Factor 5A plasmid, siRNA against Factor 5A, and a nano-particle.  We have entered into supply agreements for the components as follows:

On June 27, 2008, the Company entered into a supply agreement with VGXI, Inc. (“VGXI”) under which VGXI will supply the Company with the plasmid portion of the Company’s combination therapy consisting of the Factor 5A gene and siRNA against Factor 5A (the “Plasmid Product”).    The agreement has an initial term that commences on the date of the agreement and runs for a period of five (5) years.  The agreement shall, upon mutual agreement, renew for consecutive one (1) year periods thereafter.  The Company’s financial obligation under the agreement is dependent upon the amount of Plasmid Product ordered by the Company.

On June 30, 2008, the Company entered into a supply agreement with POLYPLUS under which POLYPLUS will supply the Company with its “in vivo-jetPEI” (the “Product”), which is used for systemic delivery of the Company’s combination therapy of siRNA against Factor 5A and a plasmid of the Factor 5A gene.  The agreement has an initial term which commences on the date of the agreement and runs until the eighth anniversary of the first sale of the Product.  The agreement shall automatically renew for consecutive one (1) year periods thereafter, except if terminated by either party upon six (6) months written notice prior to the initial or any subsequent renewal term.  The Company’s financial obligation under the agreement is dependent upon the amount of Product ordered by the Company.

On September 4, 2008, the Company entered into a supply agreement with AVECIA under which AVECIA will supply the Company with the siRNA portion of the Company’s combination therapy consisting of the Factor 5A gene and siRNA against Factor 5A (the “Plasmid Product”).  The agreement has a term which commences on the date of the agreement and terminates on the later of the completion of all services to be provided under the agreement or 30 days following delivery of the final shipment of product.

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Human Health Competition

Our competitors in human health that are presently attempting to distribute their technology have generally utilized one of the following distribution channels:

•	Entering into strategic alliances, including licensing technology to major marketing and distribution partners; or
•	Developing in-house production and marketing capabilities.

In addition, some competitors are established distribution companies, which alleviates the need for strategic alliances, while others are attempting to create their own distribution and marketing channels.

There are many large companies and development stage companies working in the field of apoptosis research including: Amgen Inc., Centocor, Inc., Genzyme Corporation, OSI Pharmaceuticals, Inc., Novartis AG, Introgen Therapeutics, Inc., Genta, Incorporated, and Vertex Pharmaceuticals, Inc., amongst others.

We do not currently have any commercialized products, and therefore, it is difficult to assess our competitive position in the market.  However, we believe that if we are able to develop and commercialize a product or products under our patents to our Factor 5A platform technology, we will have a competitive position in the markets in which we will operate.

Agricultural Applications

Our agricultural research focuses on the discovery and development of certain gene technologies, which are designed to confer positive traits on fruits, flowers, vegetables, forestry species and agronomic crops.  To date, we have isolated and characterized the senescence-induced Lipase gene, DHS, and Factor 5A in certain species of plants. Our goal is to modulate the expression of these genes in order to achieve such traits as extended shelf life, increased biomass, increased yield and increased resistance to environmental stresses and disease, thereby demonstrating proof of concept in each category of crop.

Certain agricultural results to date include:

•	longer shelf life of perishable produce;
•	increased biomass and seed yield;
•	greater tolerance to environmental stresses, such as drought and soil salinity;
•	greater tolerance to certain fungal and bacterial pathogens;
•	more efficient use of fertilizer; and
•	advancement to field trials in banana, and trees.

The technology presently utilized by the industry for increasing the shelf life in certain flowers, fruits and vegetables relies primarily on reducing ethylene biosynthesis, and therefore only has application to the crops that are ethylene-sensitive.  Because Factor 5A, DHS and Lipase are already present in all plant cells, our technology may be incorporated into crops by using either conventional breeding methods (non-genetically modified) or biotechnology techniques.

We have licensed this technology to various strategic partners and have entered into a joint collaboration. We may continue to license this technology, as opportunities present themselves, to additional strategic partners and/or enter into additional joint collaborations or ventures.  Our commercial partners have licensed our technology for use in turfgrass, canola, corn, soybean, cotton, banana, alfalfa, rice and certain species of trees and bedding plants, and we have obtained proof of concept for enhanced post harvest shelf life, seed yield, biomass, and resistance to disease in several of these plant species.

We have ongoing field trials of certain trees and bananas with our respective partners.  The initial field trials conducted with ArborGen over a five year period in certain species of trees have concluded and the trees have been harvested for wood quality assessment.  Preliminary data from our joint field trials show significantly enhanced growth rates in some of the trees relative to controls.  Selected trees from the field trials were harvested and their wood chemistry and density was assessed.  There were no differences in key economic characteristics of wood, such as lignin, cellulose and specific gravity, between the trees with the enhanced growth attributes and untreated control trees, which indicates that the faster growth does not result in lower wood quality.  Additional field trials for enhanced growth rates and other traits are currently being performed with ArborGen.

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To date, banana field trials have indicated that our technology extends the shelf life of banana fruit by 100%.  In addition to the post harvest shelf life benefits, an additional field trial generated encouraging disease tolerance data specific to Black Sigatoka (Black Leaf Streak Disease), for banana plants. Additional field trials for banana plants are ongoing for the combined traits of disease resistance and shelf life extension.

Commercialization by our partners may require a combination of traits in a crop, such as both post harvest shelf life and disease resistance, or other traits.  Our near-term research and development initiatives include modulating the expression of DHS and Factor 5A genes in these plants and then propagation and phenotype testing of such plants.

Our ongoing research and development initiatives for agriculture include assisting our license and joint collaboration partners to:

•	further develop and implement the DHS and Factor 5A gene technology in banana, canola, cotton, turfgrass, bedding plants, rice, alfalfa, corn, soybean and trees; and
•	test the resultant crops for new beneficial traits such as increased yield, increased tolerance to environmental stress, disease resistance and more efficient use of fertilizer.

Agricultural Target Markets

In order to address the complexities associated with marketing and distribution in the worldwide market, we have adopted a multi-faceted commercialization strategy, in which we have entered into and plan to enter into, as the opportunities present themselves, additional licensing agreements or other strategic relationships with a variety of companies or other entities on a crop-by-crop basis.  We anticipate revenues from these relationships in the form of licensing fees, royalties, usage fees, or the sharing of gross profits.  In addition, we anticipate payments from certain of our partners upon their achievement of certain research and development benchmarks.  This commercialization strategy allows us to generate revenue at various stages of product development, while ensuring that our technology is incorporated into a wide variety of crops.  Our optimal partners combine the technological expertise to incorporate our technology into their product line along with the ability to successfully market the enhanced final product, thereby eliminating the need for us to develop and maintain a sales force.

Because the agricultural market is dominated by privately held companies or subsidiaries of foreign owned companies, market size and market share data for the crops under our license and development agreements is not readily available.  Additionally, because we have entered into confidentiality agreements with our license and development partners, we are unable to report the specific financial terms of the agreements as well as any market size and market share data that our partners may have disclosed to us regarding their companies.

Agricultural Development and License Agreements

Through June 30, 2010, we have entered into eight (8) license agreements and one (1) joint collaboration with established agricultural biotechnology companies and an established ethanol company.

On August 6, 2007, we entered into a license agreement with Monsanto Company for the development and commercialization of corn and soy.  Under the terms of the agreement, we received an upfront payment, are entitled to royalty payments in the low single digits and potential milestone payments upon achievement of certain development milestones.  The agreement contains standard termination provisions, and the term of the agreement runs until the expiration of the patents licensed under the agreement (2019 in the United States and 2025 outside the United States).

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On December 21, 2006, we entered into a license agreement with Arborgen, LLC regarding the growth and development of trees (other than edible fruit and nut production).  Under the terms of the agreement, we received three fixed payments and are entitled to royalty payments in the mid single digits.  The agreement contains standard termination provisions, and the term of the agreement runs until the expiration of the patents licensed under the agreement (2019 in the United States and 2025 outside the United States).

On March 8, 2004, we entered into a development and license agreement with The Scotts Company for the development and commercialization of garden plants, potted plants and turf grass (excluding forage grasses).  Under the terms of the agreement, we are entitled to certain benchmark payments upon various anniversaries of the date of execution as well as upon achievement of certain commercial milestones.  We are also entitled to royalty payments in the low to mid single digits.  The agreement contains standard termination provisions, and the term of the agreement runs until the expiration of the patents licenses under the agreement (2019 in the United States and 2024 outside of the United States).

On July 17, 2007, we entered into a license agreement with Bayer CropScience AG for the development and commercialization of rice.  Under the terms of the agreement, we are entitled to royalty payments of a dollar value per unit and potential milestone payments upon the achievement of certain development milestones.  The agreement contains standard termination provisions, and the term of the agreement runs until the expiration of the patents licensed under the agreement (2019 in the United States and 2025 outside the United States).

On August 30, 2007, we entered into a license agreement with Bayer CropScience AG for the development and commercialization of cotton.  Under the terms of the agreement, we are entitled to royalty payments in the low to mid single digits and potential milestone payments upon the achievement of certain development milestones.  The agreement contains standard termination provisions, and the term of the agreement runs until the expiration of the patents licensed under the agreement (2019 in the United States and 2025 outside the United States).

On November 8, 2006, we entered into a license agreement with Bayer CropScience GmbH for the development and commercialization of Brassica.  Under the terms of the agreement, we are entitled to receive potential milestone payments upon the achievement of certain development and commercialization milestones and a share of Bayer’s income related to our license.  The agreement contains standard termination provisions, and the term of the agreement runs until the expiration of the patents licensed under the agreement (2019 in the United States and 2024 outside the United States).

On October 14, 2004, we entered into a development and license agreement with Broin and Associates, Inc. for the development and commercialization of certain inputs in connection with the manufacturing process for ethanol.  Under the terms of the agreement, we are entitled to payments based on the usage of our intellectual property at Broin’s facilities.  The agreement contains standard termination provisions, and the term of the agreement runs until the expiration of the patents licensed under the agreement (2019 in the United States and 2021 outside the United States).

On September 14, 2002, we entered into a development and license agreement with Cal/West Seeds for the development and commercialization of alfalfa, medicago species.  Under the terms of the agreement, we are entitled to potential milestone payments upon the achievement of certain development and commercialization milestones and a dollar amount of royalties based upon production.  The agreement contains standard termination provisions, and the term of the agreement runs until the expiration of the patents licensed under the agreement (2019 in the United States and 2021 outside the United States).

On May 14, 1999, we entered into an agreement with Rahan Meristem, an Israeli partnership that is engaged in the worldwide marketing of tissue culture plants.  The purpose of the agreement is to develop enhanced banana plants which will result in banana fruit with improved consumer and grower-driven traits.  The program has been performed as a joint collaboration whereby we pay for 50% of the research costs of the program and upon successful commercialization of banana fruit, we will receive 50% of the profits, as defined by the agreement.

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Agricultural Research Program

Our agricultural research and development is performed by four (4) researchers, at our direction, at the University of Waterloo, where the technology was developed.  Additional agricultural research and development is performed by our license or joint collaboration partners.

The discoverer of our technology, John E. Thompson, Ph.D., is the Associate Vice President, Research and former Dean of Science at the University of Waterloo in Ontario, Canada, and is our Executive Vice President and Chief Scientific Officer.  Dr. Thompson is also one of our directors and owns 1.8% of the outstanding shares of our common stock, $0.01 par value, as of June 30, 2010.

On September 1, 1998, we entered into, and have extended through November 30, 2010, a research and development agreement with the University of Waterloo and Dr. Thompson as the principal inventor.  The Research and Development Agreement provides that the University of Waterloo will perform research and development under our direction, and we will pay for the cost of this work and make certain payments to the University of Waterloo.  In return for payments made under the Research and Development Agreements, we have all rights to the intellectual property derived from the research.

Agricultural Competition

Our competitors in both human health and agriculture that are presently attempting to distribute their technology have generally utilized one of the following distribution channels:

•	licensing technology to major marketing and distribution partners;
•	entering into strategic alliances; or
•	developing in-house production and marketing capabilities.

In addition, some competitors are established distribution companies, which alleviates the need for strategic alliances, while others are attempting to create their own distribution and marketing channels.

Our competitors in the field of delaying plant senescence are companies that develop and produce transformed plants with a variety of enhanced traits.  Such companies include: Mendel Biotechnology; Renessen LLC; Exelixis Plant Sciences, Inc.; and Syngenta International AG; among others.

We do not currently have any commercialized products, and therefore, it is difficult to assess our competitive position in the market.  However, we believe that if we or our licensee’s are able to develop and commercialize a product or products using our technology, we will have a competitive position in the markets in which we or our licensee’s operate.

Agricultural Development Program

Generally, projects with our licensees and joint venture partner begin by transforming seed or germplasm to incorporate our technology.  Those seeds or germplasm are then grown in our partners’ greenhouses.  After successful greenhouse trials, our partners will transfer the plants to the field for field trials.  After completion of successful field trials, our partners may have to apply for and receive regulatory approval prior to initiation of any commercialization activities.

Generally, the approximate time to complete each sequential development step is as follows:

Seed Transformation	approximately 1 to 2 years
Greenhouse	approximately 1 to 2 years
Field Trials	approximately 2 to 5 years

The actual amount of time spent on each development phase depends on the crop, its growth cycle and the success of the transformation achieving the desired results.  As such, the amount of time for each phase of development could vary, or the time frames may change.

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The development of our technology with Poet is different than our other licenses in that we are modifying certain production inputs for ethanol.  That process involves modifying the inputs, testing such inputs in Poet’s production process and if successful, implementing such inputs in Poet’s production process on a plant by plant basis.

The status of each of our projects with our partners is as follows:

Project	Partner	Status
Banana	Rahan Meristem
- Shelf Life		Field trials
- Disease Resistance		Field trials
Trees	Arborgen
- Growth		Field trials
Alfalfa	Cal/West	Greenhouse
Corn	Monsanto	Proof of concept ongoing
Cotton	Bayer	Seed transformation
Canola	Bayer	Seed transformation
Rice	Bayer	Proof of concept ongoing
Soybean	Monsanto	Proof of concept ongoing
Turfgrass	The Scotts Company	Greenhouse
Ethanol	Poet	Modify inputs

Commercialization by our partners may require a combination of traits in a crop, such as both shelf life and disease resistance, or other traits.

Based upon our commercialization strategy, we anticipate that there may be a significant period of time before plants enhanced using our technology reach consumers.  Thus, we have not begun to actively market our technology directly to consumers, but rather, we have sought to establish ourselves within the industry through presentations at industry conferences, our website and direct communication with prospective licensees.

Consistent with our commercialization strategy, we intend to attract other companies interested in strategic partnerships or licensing our technology, which may result in additional license fees, revenues from contract research, royalty fees and other related revenues.  Successful future operations will depend on our ability to transform our research and development activities into a commercially feasible technology.

Intellectual Property

We have twenty-one (21) issued patents from the United States Patent and Trademark Office, or PTO, and fifty-seven (57) issued patents from foreign countries, fifty-three (53) of which are for the use of our technology in agricultural applications and twenty-five (25) of which relate to human health applications.

In addition to our seventy-eight (78) patents, we have a wide variety of patent applications, including divisional applications and continuations-in-part, in process with the PTO and internationally.  We intend to continue our strategy of enhancing these new patent applications through the addition of data as it is collected.

Our agricultural patents are generally set to expire in 2019 in the United States and 2025 outside the United States.  Our core human health technology patents are set to expire in 2021 in the United States and 2025 outside the United States, and our patents related to multiple myeloma are set to expire, both in and outside the United States in 2026.  To the extent our patents have different expiration dates abroad than in the United States, we are currently developing a strategy to extend the United States expiration dates to the foreign expiration dates.

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Government Regulation

At present, the U.S. federal government regulation of biotechnology is divided among three agencies: (i) the U.S. Department of Agriculture regulates the import, field-testing and interstate movement of specific types of genetic engineering that may be used in the creation of transformed plants; (ii) the Environmental Protection Agency regulates activity related to the invention of plant pesticides and herbicides, which may include certain kinds of transformed plants; and (iii) the FDA regulates foods derived from new plant varieties.  The FDA requires that transformed plants meet the same standards for safety that are required for all other plants and foods in general.  Except in the case of additives that significantly alter a food’s structure, the FDA does not require any additional standards or specific approval for genetically engineered foods but expects transformed plant developers to consult the FDA before introducing a new food into the market place.

In addition, our ongoing preclinical research with cell lines and lab animal models of human disease is not currently subject to the FDA requirements that govern clinical trials.  However, use of our technology, if developed for human health applications, will also be subject to FDA regulation.  Generally, the FDA must approve any drug or biologic product before it can be marketed in the United States.  In addition, prior to being sold outside of the U.S., any products resulting from the application of our human health technology must be approved by the regulatory agencies of foreign governments.  Prior to filing a new drug application or biologics license application with the FDA, we would have to perform extensive clinical trials, and prior to beginning any clinical trial, we need to perform extensive preclinical testing which could take several years and may require substantial expenditures.

We believe that our current activities, which to date have been confined to research and development efforts, do not require licensing or approval by any government regulatory agency.  However, we are planning on performing clinical trials, which would be subject to FDA approval.  Additionally, federal, state and foreign regulations relating to crop protection products and human health applications developed through biotechnology are subject to public concerns and political circumstances, and, as a result, regulations have changed and may change substantially in the future.  Accordingly, we may become subject to governmental regulations or approvals or become subject to licensing requirements in connection with our research and development efforts. We may also be required to obtain such licensing or approval from the governmental regulatory agencies described above, or from state agencies, prior to the commercialization of our genetically transformed plants and human health technology.  In addition, our marketing partners who utilize our technology or sell products grown with our technology may be subject to government regulations.  If unfavorable governmental regulations are imposed on our technology or if we fail to obtain licenses or approvals in a timely manner, we may not be able to continue our operations.

Liquidity and Capital Resources

Overview

As of June 30, 2010, our cash balance totaled $8,026,296, and we had working capital of $6,001,970.  As of June 30, 2010, we had a federal tax loss carryforward of approximately $41,466,000 and a state tax loss carry-forward of approximately $34,101,000 to offset future taxable income. We cannot assure you that we will be able to take advantage of any or all of such tax loss carryforwards, if at all, in future fiscal years.

Contractual Obligations

The following table lists our cash contractual obligations as of June 30, 2010:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Research and Development Agreements (1)	$911,401	$911,401	$—	$—	$—
Facility, Rent and Operating Leases (2)	$73,568	$73,568	$—	$—	$—
Employment, Consulting and Scientific Advisory Board Agreements (3)	$224,542	$217,042	$7,500	$—	$—
Total Contractual Cash Obligations	$1,209,511	$1,202,011	$7,500	$—	$—

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(1)	Certain of our research and development agreements disclosed herein provide that payment is to be made in Canadian dollars and, therefore, the contractual obligations are subject to fluctuations in the exchange rate.
(2)	The lease for our office space in New Brunswick, New Jersey is subject to certain escalations for our proportionate share of increases in the building’s operating costs.
(3)	Certain of our consulting agreements provide for automatic renewal, which is not reflected in the table, unless terminated earlier by the parties to the respective agreements.

We expect our capital requirements to increase significantly over the next several years as we commence new research and development efforts, increase our business and administrative infrastructure and embark on developing in-house business capabilities and facilities. Our future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the levels and costs of our research and development initiatives and the cost and timing of the expansion of our business development and administrative staff.

Effective September 1, 2010, we extended our research and development agreement with the University of Waterloo for an additional three-month period through November 30, 2010, in the amount of CAD $164,200 or approximately USD $164,200, which is not included in the above table of contractual obligations. Research and development expenses under this agreement aggregated $672,693 for the year ended June 30, 2010, USD $653,104 for the year ended June 30, 2009, USD $730,960 for the year ended June 30, 2008 and USD $5,953,061 for the cumulative period from inception through June 30, 2010. Total research and development expenses aggregated $2,637,407 for the year ended June 30, 2010, $2,353,962 for the year ended June 30, 2009, $1,767,741 for the year ended June 30, 2008 and $14,948,964 for the cumulative period from inception through June 30, 2010.

Capital Resources

Since inception, we have generated revenues of $1,590,000 in connection with the initial fees and milestone payments received under our license and development agreements.  We have not been profitable since inception, we will continue to incur additional operating losses in the future, and we will require additional financing to continue the development and subsequent commercialization of our technology.  While we do not expect to generate significant revenues from the licensing of our technology for several years, we may enter into additional licensing or other agreements with marketing and distribution partners that may result in additional license fees, receive revenues from contract research, or other related revenue.

License Agreements

On July 17, 2007 we entered into a license agreement with Bayer CropScience AG for the development and commercialization of cotton.  Under the terms of the license agreement, we received an upfront payment, will receive milestone payments upon the achievement of certain development milestones, and additionally, upon commercialization, a royalty on net sales.

           On August 6, 2007 we entered into a license agreement with Monsanto for the development and commercialization of corn and soy.  Under the terms of the license agreement, we received an upfront payment, will receive milestone payments upon the achievement of certain development milestones, and additionally, upon commercialization, a royalty on net sales.

On September 11, 2007 we entered into a license agreement with Bayer CropScience AG for the development and commercialization of rice.  Under the terms of the agreement, we received an upfront payment, will receive milestone payments upon the achievement of certain development milestones, and additionally, upon commercialization, a royalty on net sales.

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Financing

On April 1, 2010, we entered into securities purchase agreements with non-affiliated and affiliated investors for the issuance of 10% convertible preferred stock and warrants and received aggregate gross proceeds of $11,497,000.

On July 9, 2009, we entered into securities purchase agreements with Partlet Holdings Ltd., for the issuance of common stock and warrants and received gross proceeds of $1,000,000.

On July 29, 2009, we entered into securities purchase agreements with each of Robert Forbes, Timothy Forbes and certain insiders and affiliates for the issuance of common stock and warrants and received gross proceeds of $530,000.

On July 29, 2009, we entered into a securities purchase agreement with Cato Holding Company for the issuance of common stock and warrants in exchange for amounts owed by us to Cato Research Ltd. in the amount of $175,000.

We anticipate that, based upon our current cash balance, we will be able to fund our operations for at least the next twelve (12) months from June 30, 2010.  Over the next twelve months from June 30, 2010, we plan to fund our research and development and commercialization activities by:

•	utilizing our current cash balance and investments,
•	achieving some of the milestones set forth in our current licensing agreements,
•	through the execution of additional licensing agreements for our technology, and
•	through the placement of equity or debt instruments.

We cannot assure you that we will be able to raise money through any of the foregoing transactions, or on favorable terms, if at all.

EMPLOYEES

As of October 25, 2010, we had 4 total employees, all of whom were full-time employees.

CORPORATE INFORMATION

We were incorporated in Delaware in 1999.  Our principal business address is 303 George Street, Suite 420, New Brunswick, New Jersey, 08901, and our telephone number is (732) 296-8400. We maintain a website at “http://www.senesco.com” (this is not a hyperlink; you must visit this website through an Internet browser). Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission. You may read and copy any document we file with the Commission at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public from the Commission’s Website at “http://www.sec.gov.” We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to jbrooks@senesco.com or contact Joel Brooks, our Chief Financial Officer, at 303 George Street, Suite 420, New Brunswick, New Jersey, 08901 or at (732) 296-8400.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and in the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words “may”, “intends”, “plans”, “believes”, “anticipates” or “expects” or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In particular, our statements regarding the anticipated growth in the markets for our technologies, the continued advancement of our research, the approval of our patent applications, the possibility of governmental approval in order to sell or offer for sale to the general public a genetically engineered plant or plant product, the successful implementation of our commercialization strategy, including the success of our agricultural partners and the successful implementation of the Rahan Joint Collaboration, statements relating to our patent applications, the anticipated long term growth of our business, the results of our preclinical studies, if any, our ability to comply with the continued listing standards of the NYSE Amex, and the timing of the projects and trends in future operating performance are examples of such forward-looking statements.  The forward-looking statements include risks and uncertainties, including, but not limited to, our limited operating history, our  need for additional capital to fund our operations until we are able to generate a profit, the current economic environment, our dependence on a single principal technology, our outsourcing of our research and development activities, our significant future capital needs, our dependence on our patents and proprietary rights and the enforcement of these rights, the potential for our competitors or third parties to allege that we are infringing upon their intellectual property rights, the potential that our security measures may not adequately protect our unpatented technology, potential difficulty in managing our growth and expanding our operations, our lack of marketing or sales history and dependence on third-party marketing partners, our potential future dependence on joint ventures and strategic alliances to develop and market our technology, the intense competition in the human health and agricultural biotechnology industries, the various government regulations that our business is subject to, the potential that our preclinical studies and clinical trials of our human health applications may be unsuccessful, any inability to license from third parties their proprietary technologies or processes which we use in connection with the development of our technology, the length, expense and uncertainty associated with  clinical trials for our human health technology, the potential that, even if we receive regulatory approval, consumers may not accept products containing our technology, our dependence on key personnel, the potential that certain provisions of our charter, by-laws and Delaware law could make a takeover difficult, increasing political and social turmoil, the potential that our management and other affiliates, due to their significant control of our common stock have the ability to significantly influence our actions, the potential that a significant portion of our total outstanding shares of common stock may be sold in the market in the near future, the limited trading market of our common stock, the potential that our common stock may be delisted from the NYSE Amex Exchange, fluctuations in the market price of our common stock, our dividend policy and potential for our stockholders to be diluted.

The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

•	the risk factors contained in any prospectus supplement under the caption “Risk Factors”;
•	our most recent annual report on Form 10-K, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
•	our quarterly reports on Form 10-Q; and
•	our other SEC filings.

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In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus, the date of any prospectus supplement or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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RISK FACTORS

This Registration Statement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in this Registration Statement. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below, elsewhere in this Registration Statement, and in any documents incorporated in this Registration Statement by reference.

Risks Related to Our Business

We have a limited operating history and have incurred substantial losses and expect to incur future losses.

We are a development stage biotechnology company with a limited operating history and limited assets and capital. We have incurred losses each year since inception and had an accumulated deficit of $50,841,159 at June 30, 2010. We have generated minimal revenues by licensing our technology for certain crops to companies willing to share in our development costs. In addition, our technology may not be ready for commercialization for several years. We expect to continue to incur losses for the next several years because we anticipate that our expenditures on research and development and administrative activities will significantly exceed our revenues during that period. We cannot predict when, if ever, we will become profitable.

We may need additional capital to fund our operations until we are able to generate a profit.

Our operations to date have required significant cash expenditures.  Our future capital requirements will depend on the results of our research and development activities, preclinical and clinical studies, and competitive and technological advances.

We will need to obtain more funding in the future through collaborations or other arrangements with research institutions and corporate partners, or public and private offerings of our securities, including debt or equity financing.  We may not be able to obtain adequate funds for our operations from these sources when needed or on acceptable terms. Future collaborations or similar arrangements may require us to license valuable intellectual property to, or to share substantial economic benefits with, our collaborators.  If we raise additional capital by issuing additional equity or securities convertible into equity, our stockholders may experience dilution and our share price may decline.  Any debt financing may result in restrictions on our spending.

If we are unable to raise additional funds, we will need to do one or more of the following:

•	delay, scale-back or eliminate some or all of our research and product development programs;
•	provide licenses to third parties to develop and commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves;
•	seek strategic alliances or business combinations;
•	attempt to sell our company;
•	cease operations; or
•	declare bankruptcy.

We believe that at the projected rate of spending we should have sufficient cash to maintain our present operations for at least the next twelve (12) months.

We may be adversely affected by the current economic environment.

Our ability to obtain financing, invest in and grow our business, and meet our financial obligations depends on our operating and financial performance, which in turn is subject to numerous factors.  In addition to factors specific to our business, prevailing economic conditions and financial, business and other factors beyond our control can also affect our business and ability to raise capital.  We cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

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We depend on a single principal technology and, if our technology is not commercially successful, we will have no alternative source of revenue.

Our primary business is the development and licensing of technology to identify, isolate, characterize and promote or silence genes which control the death of cells in humans and plants. Our future revenue and profitability critically depend upon our ability, or our licensees’ ability, to successfully develop apoptosis and senescence gene technology and later license or market such technology.  We have conducted experiments on certain crops with favorable results and have conducted certain preliminary cell-line and animal experiments, which have provided us with data upon which we have designed additional research programs. However, we cannot give any assurance that our technology will be commercially successful or economically viable for any crops or human health applications.

In addition, no assurance can be given that adverse consequences might not result from the use of our technology such as the development of negative effects on humans or plants or reduced benefits in terms of crop yield or protection.  Our failure to obtain market acceptance of our technology or of our current or potential licensees to successfully commercialize such technology would have a material adverse effect on our business.

We outsource all of our research and development activities and, if we are unsuccessful in maintaining our alliances with these third parties, our research and development efforts may be delayed or curtailed.

We rely on third parties to perform all of our research and development activities.  Our research and development efforts take place at the University of Waterloo in Ontario, Canada, where our technology was discovered, at the Mayo Clinic, at other commercial research facilities and with our commercial partners.  At this time, we do not have the internal capabilities to perform our own research and development activities. Accordingly, the failure of third-party research partners to perform under agreements entered into with us, or our failure to renew important research agreements with these third parties, may delay or curtail our research and development efforts.

We have significant future capital needs and may be unable to raise capital when needed, which could force us to delay or reduce our research and development efforts.

As of June 30, 2010, we had cash of $8,026,296 and working capital of $6,001,970.  Using our available reserves as of June 30, 2010, we believe that we can operate according to our current business plan for at least the next twelve (12) months.  To date, we have generated minimal revenues and anticipate that our operating costs will exceed any revenues generated over the next several years.  Therefore, we will be required to raise additional capital in the future in order to operate in accordance with our current business plan, and this funding may not be available on favorable terms, if at all.  If we are unable to raise additional funds, we will need to do one or more of the following:

•	delay, scale back or eliminate some or all of our research and development programs;
•	provide a license to third parties to develop and commercialize our technology that we would otherwise seek to develop and commercialize ourselves;
•	seek strategic alliances or business combinations;
•	attempt to sell our company;
•	cease operations; or
•	declare bankruptcy.

In addition, in connection with any funding, if we need to issue more equity securities than our certificate of incorporation currently authorizes, or more than 20% of the shares of our common stock outstanding, we may need stockholder approval.  If stockholder approval is not obtained or if adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, products or potential markets.  Investors may experience dilution in their investment from future offerings of our common stock.  For example, if we raise additional capital by issuing equity securities, such an issuance would reduce the percentage ownership of existing stockholders.  In addition, assuming the exercise of all options and warrants outstanding and the conversion of the preferred stock into common stock, as of June 30, 2010, we had 64,783,361 shares of common stock authorized but unissued and unreserved, which may be issued from time to time by our board of directors without stockholder approval.  Furthermore, we may need to issue securities that have rights, preferences and privileges senior to our common stock.  Failure to obtain financing on acceptable terms would have a material adverse effect on our liquidity.

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Since our inception, we have financed all of our operations through private equity and debt financings. Our future capital requirements depend on numerous factors, including:

•	the scope of our research and development;
•	our ability to attract business partners willing to share in our development costs;
•	our ability to successfully commercialize our technology;
•	competing technological and market developments;
•	our ability to enter into collaborative arrangements for the development, regulatory approval and commercialization of other products; and
•	the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights.

Our business depends upon our patents and proprietary rights and the enforcement of these rights.  Our failure to obtain and maintain patent protection may increase competition and reduce demand for our technology.

As a result of the substantial length of time and expense associated with developing products and bringing them to the marketplace in the biotechnology and agricultural industries, obtaining and maintaining patent and trade secret protection for technologies, products and processes is of vital importance.  Our success will depend in part on several factors, including, without limitation:

•	our ability to obtain patent protection for our technologies and processes;
•	our ability to preserve our trade secrets; and
•	our ability to operate without infringing the proprietary rights of other parties both in the United States and in foreign countries.

As of June 30, 2010, we have been issued twenty one (21) patents by the PTO and fifty-seven (57) patents from foreign countries.  We have also filed numerous patent applications for our technology in the United States and in several foreign countries, which technology is vital to our primary business, as well as several continuations in part on these patent applications.  Our success depends in part upon the grant of patents from our pending patent applications.

Although we believe that our technology is unique and that it will not violate or infringe upon the proprietary rights of any third party, we cannot assure you that these claims will not be made or if made, could be successfully defended against.  If we do not obtain and maintain patent protection, we may face increased competition in the United States and internationally, which would have a material adverse effect on our business.

Since patent applications in the United States are maintained in secrecy until patents are issued, and since publication of discoveries in the scientific and patent literature tend to lag behind actual discoveries by several months, we cannot be certain that we were the first creator of the inventions covered by our pending patent applications or that we were the first to file patent applications for these inventions.

In addition, among other things, we cannot assure you that:

•	our patent applications will result in the issuance of patents;
•	any patents issued or licensed to us will be free from challenge and if challenged, would be held to be valid;
•	any patents issued or licensed to us will provide commercially significant protection for our technology, products and processes;
•	other companies will not independently develop substantially equivalent proprietary information which is not covered by our patent rights;
•	other companies will not obtain access to our know-how;
•	other companies will not be granted patents that may prevent the commercialization of our technology; or

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•	we will not incur licensing fees and the payment of significant other fees or royalties to third parties for the use of their intellectual property in order to enable us to conduct our business.

Our competitors may allege that we are infringing upon their intellectual property rights, forcing us to incur substantial costs and expenses in resulting litigation, the outcome of which would be uncertain.

Patent law is still evolving relative to the scope and enforceability of claims in the fields in which we operate.  We are like most biotechnology companies in that our patent protection is highly uncertain and involves complex legal and technical questions for which legal principles are not yet firmly established.  In addition, if issued, our patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products, or provide us with any competitive advantage.

The PTO and the courts have not established a consistent policy regarding the breadth of claims allowed in biotechnology patents.  The allowance of broader claims may increase the incidence and cost of patent interference proceedings and the risk of infringement litigation.  On the other hand, the allowance of narrower claims may limit the scope and value of our proprietary rights.

The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary rights in these foreign countries.

We could become involved in infringement actions to enforce and/or protect our patents.  Regardless of the outcome, patent litigation is expensive and time consuming and would distract our management from other activities.  Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we could because they have substantially greater resources.  Uncertainties resulting from the initiation and continuation of any patent litigation could limit our ability to continue our operations.

If our technology infringes the intellectual property of our competitors or other third parties, we may be required to pay license fees or damages.

If any relevant claims of third-party patents that are adverse to us are upheld as valid and enforceable, we could be prevented from commercializing our technology or could be required to obtain licenses from the owners of such patents.  We cannot assure you that such licenses would be available or, if available, would be on acceptable terms.  Some licenses may be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us.  In addition, if any parties successfully claim that the creation or use of our technology infringes upon their intellectual property rights, we may be forced to pay damages, including treble damages.

Our security measures may not adequately protect our unpatented technology and, if we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology may be adversely affected.

Our success depends upon know-how, unpatentable trade secrets, and the skills, knowledge and experience of our scientific and technical personnel.  As a result, all employees agreed to a confidentiality provision in their employment agreement that prohibited the disclosure of confidential information to anyone outside of our company, during the term of employment and for 5 years thereafter.  We also require all employees to disclose and assign to us the rights to their ideas, developments, discoveries and inventions.  We also attempt to enter into similar agreements with our consultants, advisors and research collaborators.  We cannot assure you that adequate protection for our trade secrets, know-how or other proprietary information against unauthorized use or disclosure will be available.

We occasionally provide information to research collaborators in academic institutions and request that the collaborators conduct certain tests.  We cannot assure you that the academic institutions will not assert intellectual property rights in the results of the tests conducted by the research collaborators, or that the academic institutions will grant licenses under such intellectual property rights to us on acceptable terms, if at all.  If the assertion of intellectual property rights by an academic institution is substantiated, and the academic institution does not grant intellectual property rights to us, these events could limit our ability to commercialize our technology.

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As we evolve from a company primarily involved in the research and development of our technology into one that is also involved in the commercialization of our technology, we may have difficulty managing our growth and expanding our operations.

As our business grows, we may need to add employees and enhance our management, systems and procedures.  We may need to successfully integrate our internal operations with the operations of our marketing partners, manufacturers, distributors and suppliers to produce and market commercially viable products.  We may also need to manage additional relationships with various collaborative partners, suppliers and other organizations.  Although we do not presently conduct research and development activities in-house, we may undertake those activities in the future.  Expanding our business may place a significant burden on our management and operations.  We may not be able to implement improvements to our management information and control systems in an efficient and timely manner and we may discover deficiencies in our existing systems and controls.  Our failure to effectively respond to such changes may make it difficult for us to manage our growth and expand our operations.

We have no marketing or sales history and depend on third-party marketing partners.  Any failure of these parties to perform would delay or limit our commercialization efforts.

We have no history of marketing, distributing or selling biotechnology products and we are relying on our ability to successfully establish marketing partners or other arrangements with third parties to market, distribute and sell a commercially viable product both here and abroad.  Our business plan envisions creating strategic alliances to access needed commercialization and marketing expertise.  We may not be able to attract qualified sub-licensees, distributors or marketing partners, and even if qualified, these marketing partners may not be able to successfully market agricultural products or human health applications developed with our technology.  If our current or potential future marketing partners fail to provide adequate levels of sales, our commercialization efforts will be delayed or limited and we may not be able to generate revenue.

We will depend on joint ventures and strategic alliances to develop and market our technology and, if these arrangements are not successful, our technology may not be developed and the expenses to commercialize our technology will increase.

In its current state of development, our technology is not ready to be marketed to consumers.  We intend to follow a multi-faceted commercialization strategy that involves the licensing of our technology to business partners for the purpose of further technological development, marketing and distribution.  We have and are seeking business partners who will share the burden of our development costs while our technology is still being developed, and who will pay us royalties when they market and distribute products incorporating our technology upon commercialization.  The establishment of joint ventures and strategic alliances may create future competitors, especially in certain regions abroad where we do not pursue patent protection.  If we fail to establish beneficial business partners and strategic alliances, our growth will suffer and the continued development of our technology may be harmed.

Competition in the human health and agricultural biotechnology industries is intense and technology is changing rapidly.  If our competitors market their technology faster than we do, we may not be able to generate revenues from the commercialization of our technology.

Many human health and agricultural biotechnology companies are engaged in research and development activities relating to apoptosis and senescence.  The market for plant protection and yield enhancement products is intensely competitive, rapidly changing and undergoing consolidation.  We may be unable to compete successfully against our current and future competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance for products containing our technology.  Our competitors in the field of plant senescence gene technology are companies that develop and produce transgenic plants and include major international agricultural companies, specialized biotechnology companies, research and academic institutions and, potentially, our joint venture and strategic alliance partners.  These companies include: Mendel Biotechnology, Inc., Renessen LLC, Exelixis Plant Sciences, Inc., and Syngenta International AG, among others.  Some of our competitors that are involved in apoptosis research include:  Amgen Inc.; Centocor, Inc.; Genzyme Corporation; OSI Pharmaceuticals, Inc.; Novartis AG; Introgen Therapeutics, Inc.; Genta, Inc.; and Vertex Pharmaceuticals, Inc.  Many of these competitors have substantially greater financial, marketing, sales, distribution and technical resources than us and have more experience in research and development, clinical trials, regulatory matters, manufacturing and marketing.  We anticipate increased competition in the future as new companies enter the market and new technologies become available.  Our technology may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors, which will prevent or limit our ability to generate revenues from the commercialization of our technology.

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Our business is subject to various government regulations and, if we or our licensees are unable to obtain regulatory approval, we may not be able to continue our operations.

At present, the U.S. federal government regulation of biotechnology is divided among three agencies:

•	the USDA regulates the import, field testing and interstate movement of specific types of genetic engineering that may be used in the creation of transgenic plants;
•	the EPA regulates activity related to the invention of plant pesticides and herbicides, which may include certain kinds of transgenic plants; and
•	the FDA regulates foods derived from new plant varieties.

The FDA requires that transgenic plants meet the same standards for safety that are required for all other plants and foods in general.  Except in the case of additives that significantly alter a food’s structure, the FDA does not require any additional standards or specific approval for genetically engineered foods, but expects transgenic plant developers to consult the FDA before introducing a new food into the marketplace.

Use of our technology, if developed for human health applications, will also be subject to FDA regulation.  The FDA must approve any drug or biologic product before it can be marketed in the United States.  In addition, prior to being sold outside of the U.S., any products resulting from the application of our human health technology must be approved by the regulatory agencies of foreign governments.  Prior to filing a new drug application or biologics license application with the FDA, we would have to perform extensive clinical trials, and prior to beginning any clinical trial, we would need to perform extensive preclinical testing which could take several years and may require substantial expenditures.

We believe that our current activities, which to date have been confined to research and development efforts, do not require licensing or approval by any governmental regulatory agency. However, we are planning on performing clinical trials, which would be subject to FDA approval.  Additionally, federal, state and foreign regulations relating to crop protection products and human health applications developed through biotechnology are subject to public concerns and political circumstances, and, as a result, regulations have changed and may change substantially in the future.  Accordingly, we may become subject to governmental regulations or approvals or become subject to licensing requirements in connection with our research and development efforts. We may also be required to obtain such licensing or approval from the governmental regulatory agencies described above, or from state agencies, prior to the commercialization of our genetically transformed plants and human health technology.  In addition, our marketing partners who utilize our technology or sell products grown with our technology may be subject to government regulations.  If unfavorable governmental regulations are imposed on our technology or if we fail to obtain licenses or approvals in a timely manner, we may not be able to continue our operations.

Preclinical studies of our human health applications may be unsuccessful, which could delay or prevent regulatory approval.

Preclinical studies may reveal that our human health technology is ineffective or harmful, and/or may be unsuccessful in demonstrating efficacy and safety of our human health technology, which would significantly limit the possibility of obtaining regulatory approval for any drug or biologic product manufactured with our technology.  The FDA requires submission of extensive preclinical, clinical and manufacturing data to assess the efficacy and safety of potential products. We are currently in the process of conducting preclinical toxicology studies for our multiple myeloma product candidate.  Any delay in this toxicology study, or any potential negative findings in this toxicology study, will delay our ability to file an IND for our multiple myeloma product candidate.  Furthermore, the success of preliminary studies does not ensure commercial success, and later-stage clinical trials may fail to confirm the results of the preliminary studies.

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   Our success will depend on the success of our clinical trials that have not yet begun.

It may take several years to complete the clinical trials of a product, and failure of one or more of our clinical trials can occur at any stage of testing.  We believe that the development of our product candidate involves significant risks at each stage of testing.  If clinical trial difficulties and failures arise, our product candidate may never be approved for sale or become commercially viable.

There are a number of difficulties and risks associated with clinical trials.  These difficulties and risks may result in the failure to receive regulatory approval to sell our product candidate or the inability to commercialize our product candidate.  The possibility exists that:

•	we may discover that the product candidate does not exhibit the expected therapeutic results in humans, may cause harmful side effects or have other unexpected characteristics that may delay or preclude regulatory approval or limit commercial use if approved;
•	the results from early clinical trials may not be statistically significant or predictive of results that will be obtained from expanded advanced clinical trials;
•	institutional review boards or regulators, including the FDA, may hold, suspend or terminate our clinical research or the clinical trials of our product candidate for various reasons, including noncompliance with regulatory requirements or if, in their opinion, the participating subjects are being exposed to unacceptable health risks;
•	subjects may drop out of our clinical trials;
•	our preclinical studies or clinical trials may produce negative, inconsistent or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical studies or clinical trials; and
•	the cost of our clinical trials may be greater than we currently anticipate.

Clinical trials for our human health technology will be lengthy and expensive and their outcome is uncertain.

Before obtaining regulatory approval for the commercial sales of any product containing our technology, we must demonstrate through clinical testing that our technology and any product containing our technology is safe and effective for use in humans.  Conducting clinical trials is a time-consuming, expensive and uncertain process and typically requires years to complete.  In our industry, the results from preclinical studies and early clinical trials often are not predictive of results obtained in later-stage clinical trials.  Some products and technologies that have shown promising results in preclinical studies or early clinical trials subsequently fail to establish sufficient safety and efficacy data necessary to obtain regulatory approval.  At any time during clinical trials we or the FDA might delay or halt any clinical trial for various reasons, including:

•	occurrence of unacceptable toxicities or side effects;
•	ineffectiveness of the product candidate;
•	negative or inconclusive results from the clinical trials, or results that necessitate additional studies or clinical trials;
•	delays in obtaining or maintaining required approvals from institutions, review boards or other reviewing entities at clinical sites;
•	delays in patient enrollment; or
•	insufficient funding or a reprioritization of financial or other resources.

Any failure or substantial delay in successfully completing clinical trials and obtaining regulatory approval for our product candidates could severely harm our business.

    If our clinical trials for our product candidates are delayed, we would be unable to commercialize our product candidates on a timely basis, which would materially harm our business.

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Planned clinical trials may not begin on time or may need to be restructured after they have begun.  Clinical trials can be delayed for a variety of reasons, including delays related to:

•	obtaining an effective investigational new drug application, or IND, or regulatory approval to commence a clinical trial;
•	negotiating acceptable clinical trial agreement terms with prospective trial sites;
•	obtaining institutional review board approval to conduct a clinical trial at a prospective site;
•	recruiting qualified subjects to participate in clinical trials;
•	competition in recruiting clinical investigators;
•	shortage or lack of availability of supplies of drugs for clinical trials;
•	the need to repeat clinical trials as a result of inconclusive results or poorly executed testing;
•	the placement of a clinical hold on a study;
•	the failure of third parties conducting and overseeing the operations of our clinical trials to perform their contractual or regulatory obligations in a timely fashion; and
•	exposure of clinical trial subjects to unexpected and unacceptable health risks or noncompliance with regulatory requirements, which may result in suspension of the trial.

We believe that our product candidate has significant milestones to reach, including the successful completion of clinical trials, before commercialization.  If we have significant delays in or termination of clinical trials, our financial results and the commercial prospects for our product candidates or any other products that we may develop will be adversely impacted.  In addition, our product development costs would increase and our ability to generate revenue could be impaired.

Any inability to license from third parties their proprietary technologies or processes which we use in connection with the development of our technology may impair our business.

Other companies, universities and research institutions have or may obtain patents that could limit our ability to use our technology in a product candidate or impair our competitive position.  As a result, we would have to obtain licenses from other parties before we could continue using our technology in a product candidate.  Any necessary licenses may not be available on commercially acceptable terms, if at all.  If we do not obtain required licenses, we may not be able to develop our technology into a product candidate or we may encounter significant delays in development while we redesign methods that are found to infringe on the patents held by others.

Even if we receive regulatory approval, consumers may not accept products containing our technology, which will prevent us from being profitable since we have no other source of revenue.

We cannot guarantee that consumers will accept products containing our technology.  Recently, there has been consumer concern and consumer advocate activism with respect to genetically-engineered agricultural consumer products.  The adverse consequences from heightened consumer concern in this regard could affect the markets for agricultural products developed with our technology and could also result in increased government regulation in response to that concern. If the public or potential customers perceive our technology to be genetic modification or genetic engineering, agricultural products grown with our technology may not gain market acceptance.

We depend on our key personnel and, if we are not able to attract and retain qualified scientific and business personnel, we may not be able to grow our business or develop and commercialize our technology.

We are highly dependent on our scientific advisors, consultants and third-party research partners.  Our success will also depend in part on the continued service of our key employees and our ability to identify, hire and retain additional qualified personnel in an intensely competitive market.  Although we have a research agreement with Dr. John Thompson, this agreement may be terminated upon short or no notice.  Additionally, we do not have employment agreements with our key employees.  We do not maintain key person life insurance on any member of management.  The failure to attract and retain key personnel could limit our growth and hinder our research and development efforts.

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 Certain provisions of our charter, by-laws and Delaware law could make a takeover difficult.

Certain provisions of our certificate of incorporation and by-laws could make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to stockholders.  Our certificate of incorporation authorizes our board of directors to issue, without stockholder approval, except as may be required by the rules of the NYSE Amex Exchange, 5,000,000 shares of preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of our common stock.  Similarly, our by-laws do not restrict our board of directors from issuing preferred stock without stockholder approval.

In addition, we are subject to the Business Combination Act of the Delaware General Corporation Law which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date such stockholder becomes a 15% owner.  These provisions may have the effect of delaying or preventing a change of control of us without action by our stockholders and, therefore, could adversely affect the value of our common stock.

Furthermore, in the event of our merger or consolidation with or into another corporation, or the sale of all or substantially all of our assets in which the successor corporation does not assume our outstanding equity awards or issue equivalent equity awards, our current equity plans require the accelerated vesting of such outstanding equity awards.

Risks Related to Our Common Stock

We currently do not meet the NYSE Amex Exchange continued listing standards.  If our common stock is delisted from the NYSE Amex Exchange, we may not be able to list on any other stock exchange, and our common stock may be subject to the “penny stock” regulations which may affect the ability of our stockholders to sell their shares.

The NYSE Amex Exchange requires us to meet minimum financial requirements in order to maintain our listing.  Although we currently meet the $6,000,000 minimum net worth continued listing requirement of the NYSE Amex Exchange, we have not met the $6,000,000 minimum net worth continued listing requirement of the NYSE Amex Exchange for two consecutive quarters and have received a notice of noncompliance from the NYSE Amex Exchange.  We submitted a plan of compliance to the NYSE Amex Exchange discussing how we intend to regain compliance with the continued listing requirements.  The NYSE Amex Exchange has accepted our plan of compliance and granted us an extension until April 29, 2011 to regain compliance with the NYSE's continued listing standards.  During the extension period, we remain subject to periodic review by NYSE Staff. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in our company being delisted from the NYSE.  If we are delisted from the NYSE Amex Exchange, our common stock likely will become a “penny stock.”  In general, regulations of the SEC define a “penny stock” to be an equity security that is not listed on a national securities exchange or the NASDAQ Stock Market and that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  If our common stock becomes a penny stock, additional sales practice requirements would be imposed on broker-dealers that sell such securities to persons other than certain qualified investors.  For transactions involving a penny stock, unless exempt, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale.  In addition, the rules on penny stocks require delivery, prior to and after any penny stock transaction, of disclosures required by the SEC.

If our stock is not accepted for listing on the NYSE Amex Exchange, we will make every possible effort to have it listed on the Over the Counter Bulletin Board, or the OTC Bulletin Board.  If our common stock were to be traded on the OTC Bulletin Board, the Securities Exchange Act of 1934, as amended, and related Securities and Exchange Commission (SEC) rules would impose additional sales practice requirements on broker-dealers that sell our securities.  These rules may adversely affect the ability of stockholders to sell our common stock and otherwise negatively affect the liquidity, trading market and price of our common stock.

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We believe that the listing of our common stock on a recognized national trading market, such as the NYSE Amex Exchange, is an important part of our business and strategy.  Such a listing helps our stockholders by providing a readily available trading market with current quotations.  Without that, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock would likely decline.  The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded it by other parties.  In that regard, the absence of a listing on a recognized national trading market will also affect our ability to benefit from the use of our operations and expansion plans, including for use in licensing agreements, joint ventures, the development of strategic relationships and acquisitions, which are critical to our business and strategy and none of which is currently the subject of any agreement, arrangement or understanding, with respect to any future financing or strategic relationship we may undertake.  A delisting from the NYSE Amex Exchange could result in negative publicity and could negatively impact our ability to raise capital in the future.

Our management and other affiliates have significant control of our common stock and could significantly influence our actions in a manner that conflicts with our interests and the interests of other stockholders.

As of June 30, 2010, our executive officers, directors and affiliated entities together beneficially own approximately 53.3% of the outstanding shares of our common stock, assuming the exercise of options and warrants which are currently exercisable or will become exercisable within 60 days of June 30, 2010, held by these stockholders.  As a result, these stockholders, acting together, will be able to exercise significant influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders.  Such a concentration of ownership may have the effect of delaying or preventing a change in control of us, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

A significant portion of our total outstanding shares of common stock may be sold in the market in the near future, which could cause the market price of our common stock to drop significantly.

As of June 30, 2010, we had 50,092,204 shares of our common stock issued and outstanding and 9,235 shares of convertible preferred stock outstanding which can convert into 28,859,375 shares of common stock.  Approximately 34,164,431 shares of such shares are registered pursuant to registration statements on Form S-3 and 44,787,148 of which are either eligible to be sold under SEC Rule 144 or are in the public float.  In addition, we have registered 35,890,007 shares of our common stock underlying warrants previously issued on Form S-3 registration statements and we registered 11,137,200 shares of our common stock underlying options granted or to be granted under our stock option plan.  Consequently, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, may have a material adverse effect on our stock price.

Our common stock has a limited trading market, which could limit your ability to resell your shares of common stock at or above your purchase price.

Our common stock is quoted on the NYSE Amex Exchange and currently has a limited trading market.  The NYSE Amex Exchange requires us to meet minimum financial requirements in order to maintain our listing.  Currently, we do not meet the continued listing requirements of the NYSE Amex Exchange.  As we do not meet the continued listing standards, we could be delisted.  We cannot assure you that an active trading market will develop or, if developed, will be maintained.  As a result, our stockholders may find it difficult to dispose of shares of our common stock and, as a result, may suffer a loss of all or a substantial portion of their investment.

The market price of our common stock may fluctuate and may drop below the price you paid.

We cannot assure you that you will be able to resell the shares of our common stock at or above your purchase price.  The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control.  These factors include:

•	quarterly variations in operating results;
•	the progress or perceived progress of our research and development efforts;

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•	changes in accounting treatments or principles;
•	announcements by us or our competitors of new technology, product and service offerings, significant contracts, acquisitions or strategic relationships;
•	additions or departures of key personnel;
•	future offerings or resales of our common stock or other securities;
•	stock market price and volume fluctuations of publicly-traded companies in general and development companies in particular; and
•	general political, economic and market conditions.

For example, during the year ended June 30, 2010, our common stock traded between $0.25 per share and $0.83 per share.

Because we do not intend to pay, and have not paid, any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless the value of our common stock appreciates and they sell their shares.

We have never paid or declared any cash dividends on our common stock, and we intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Therefore, our stockholders will not be able to receive a return on their investment unless the value of our common stock appreciates and they sell their shares.

Our stockholders may experience substantial dilution as a result of the conversion of convertible preferred stock, the exercise of options and warrants to purchase our common stock, or due to anti-dilution provisions relating to any on the foregoing.

As of June 30, 2010, we have outstanding 9,235 shares of convertible preferred stock which may convert into 28,859,375 shares of our common stock and warrants to purchase 55,171,226 shares of our common stock.  In addition, as of June 30, 2010, we have reserved 15,204,884 shares of our common stock for issuance upon the exercise of options granted or available to be granted pursuant to our stock option plan, all of which may be granted in the future.  The conversion of the convertible preferred stock and the exercise of these options and warrants will result in dilution to our existing stockholders and could have a material adverse effect on our stock price. The conversion price of the convertible preferred stock and certain warrants are also subject to certain anti-dilution adjustments.

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DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of warrants, preferred stock or common stock.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and estimated net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

WARRANTS

Please note that in this section references to holders mean those who own warrants registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Book-Entry Procedures and Settlement”.

General

We may offer warrants separately or together with our equity securities.

We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement. Those terms may vary from the terms described here.

The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement. A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions outlined in “Where You Can Find More Information; Incorporation of Documents by Reference” or by contacting the applicable warrant agent.

The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.

Types of Warrants

We may issue equity warrants. An equity warrant is a warrant for the purchase or sale of our equity securities. We may also issue warrants for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities of one or more issuers, including those issued by us and described in this prospectus or equity securities issued by third parties; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.

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Information in the Prospectus Supplement

The prospectus supplement will contain, where applicable, the following information about the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;
•	whether the warrants will be settled by delivery of the underlying securities or other property or in cash;
•	whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;
•	whether the warrants will be issued in global or non-global form;
•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;
•	whether the warrants are to be sold separately or with other securities, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies; and
•	any other terms of the warrants.

No holder of a warrant will, as such, have any rights of a holder of the equity securities or other warrant property purchasable under or in the warrant, including any right to receive payment thereunder.

No Limit on Issuance of Warrants

The warrant agreements will not limit the number of warrants or other securities that we may issue.

Modifications

We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.

We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. No such modification or amendment may, without the consent of each holder of an affected warrant:

•	reduce the amount receivable upon exercise, cancellation or expiration;
•	shorten the period of time during which the warrants may be exercised;
•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or
•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Merger and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving us or a sale or other disposition of all or substantially all of our assets, the successor or assuming company will be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will be relieved of any further obligation under the warrant agreement or warrants, and, in the event of any such merger, consolidation, sale or other disposition, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

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The warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

Warrant Agreements Will Not Be Qualified under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Beneficial Owner

Each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf their right to exercise their warrants.

Governing Law

Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by New York law.

PREFERRED STOCK

Our certificate of incorporation authorizes 5,000,000 shares of preferred stock, $0.01 par value per share, of which 12,000 shares of preferred stock has been designated as Series A preferred stock and 2,000 shares of preferred stock has been designated as Series B preferred stock. As of October 25, 2010, 10,297 shares of our Series A preferred stock has been issued and 4,345 shares are outstanding and 1,200 shares of our Series B preferred stock are issued and outstanding.  The preferred stock may be issued from time to time in one or more series, with such distinctive serial designations, rights and preferences as shall be determined by the board of directors.

The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designations relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to a particular series of preferred stock offered by way of an accompanying prospectus supplement will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions outlined in “Where You Can Find More Information; Incorporation of Documents by Reference.” The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

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General

Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;
•	the designation, powers, preferences and rights of the shares of the series; and
•	the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.

Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term board of directors includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

We will name the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock in the prospectus supplement relating to such series.

Rank

Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock, and prior to the common stock, as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or
•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

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Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or
•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to preferred stock in liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of our preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;
•	as otherwise stated in the certificate of designations establishing such series; and
•	as required by applicable law.

COMMON STOCK

Under our certificate of incorporation, as amended to date, we are authorized to issue up to 250,000,000 shares of common stock, $0.01 par value per share. At October 25, 2010, approximately 67,713,178 shares of common stock were issued and outstanding. The following description of our common stock, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information; Incorporation of Documents by Reference”.

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Dividends, Voting Rights and Liquidation

Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Delaware Law and Certain Certificate of Incorporation and By-Law Provisions

The provisions of Delaware law and of our certificate of incorporation and by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Senesco.

•	Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
•	Limitation of Liability; Indemnification. Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate, to the extent legally permissible, a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry, or global, securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

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The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the applicable indenture, the declaration of trust or other applicable governing documents relating to the security. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or
•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

Links may be established among DTC, Clearstream Banking, societe anonyme, Luxembourg (Clearstream Banking SA) and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although we understand that DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

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Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

We may issue, in one or more offerings, any combination of warrants, preferred stock or common stock.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and estimated net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	general corporate purposes, including additions to working capital and capital expenditures;
•	research and development activities; and
•	the expansion of our business through internal growth or acquisitions.

We may raise additional funds from time to time through equity or debt financing, including borrowings under credit facilities, to finance our business and operations. If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement relating to that offering.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities:

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.
•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, the amounts underwritten by each underwriter, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.
•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or
•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters may also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, such person, as principal, will sell our securities to the dealer.
•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
•	Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

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By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.
•	These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.
•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY

REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Many of the filings we make with the Commission are also available to the public from the Securities and Exchange Commission’s Website at “http://www.sec.gov.” We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to jbrooks@senesco.com or contact Joel Brooks, our Chief Financial Officer, at our address as set forth below. In addition, our common stock is listed for trading on the NYSE Amex under the symbol “SNT.” We maintain a Website at “http://www.senesco.com” (this is not a hyperlink, you must visit this website through an Internet browser). Our Website and the information contained therein or connected thereto are not incorporated into this prospectus.

We have filed with the Commission a Registration Statement (which contains this prospectus) on Form S-3 under the Securities Act. The registration statement relates to our offering of the common stock, preferred stock and warrants. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our common stock, preferred stock or warrants. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with the Commission listed below:

•	Our Annual Report on Form 10-K for the year ended June 30, 2010, filed on September 28, as amended on October 25, 2010;
•	The description of our capital stock contained in our Registration Statement on Form 8-A filed on May 14, 2002; and
•	All documents we have filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the registration statement and prior to the effectiveness of the registration statement, as well as subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of the documents.

You may request a copy of these filings, at no cost, by sending an e-mail to jbrooks@senesco.com and requesting any one or more of such filings or by contacting Joel Brooks, our Chief Financial Officer at the following address or telephone number: Senesco Technologies, Inc., 303 George Street, Suite 420, New Brunswick, New Jersey 08901, Attention: Chief Financial Officer; (732) 296-8400. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the Commission. You should rely only on the information contained in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

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LEGAL MATTERS

Legal matters with respect to the securities offered hereby are being passed upon for us by Morgan, Lewis and Bockius LLP, Princeton, New Jersey.

EXPERTS

The financial statements as of June 30, 2010 and 2009 and for each of the three years in the period ended June 30, 2010 and for the cumulative period from July 1, 1998 (inception) to June 30, 2010, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

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$25,000,000

WARRANTS

PREFERRED STOCK

COMMON STOCK

PROSPECTUS

October 26, 2010

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30,000,000 Units Consisting of

30,000,000 Shares of Common Stock and

Warrants to Purchase 30,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT NO. 4

January 4, 2013